Exhibit 99.2

FOR OFFICIAL USE ONLY

ASSISTANCE AGREEMENT
1. Award No. DE-OE0000207	2. Modification No. 002	3. Effective Date 04/12/2010	4. CFDA No. 81.122

5. Awarded To PECO ENERGY COMPANY Attn: SHARON E. SIMPSON 2301 MARKET ST PHILADELPHIA PA 191031338	6. Sponsoring Office Elec. Delivery & Reliability (FORS) U.S. Department of Energy Office of Elec. Delivery & Energy R Forrestal Building 1000 Independence Avenue, SW Washington DC 20585	7. Period of Performance 12/24/2009 through 12/23/2014

8. Type of Agreement	9. Authority	10. Purchase Request or Funding Document No.
☒ Grant	31 USC 6304	10OE000368
☐ Cooperative Agreement
☐ Other

11. Remittance Address PECO ENERGY COMPANY Attn: SHARON E. SIMPSON 2301 MARKET ST PHILADELPHIA PA 191031338	12. Total Amount Govt. Share: $200,000,000.00 Cost Share : $236,635,677.00 Total : $436,635,677.00	13. Funds Obligated This action: $0.00 Total : $200,000,000.00

14. Principal Investigator Mary Ludford 215-841-5436	15. Program Manager Donald W. MacDonald Phone: 202-586-3583	16. Administrator Office of HQ PS (HQ) U.S. Department of Energy Office of Headquarters Procurement MA-64 1000 Independence Ave., S.W. Washington DC 20585

17. Submit Payment Requests To OR for HQ U.S. Department of Energy Oak Ridge Financial Service Center P.O. Box 4937 Oak Ridge TN 37831	18. Paying Office OR for HQ U.S. Department of Energy Oak Ridge Financial Service Center P.O. Box 4937 Oak Ridge TN 37831	19. Submit Reports To See Attachment B

20. Accounting and Appropriation Data 89-0910-0328
21. Research Title and/or Description of Project SMART FUTURE GREATER PHILADELPHIA (SFGP)
For the Recipient		For the United States of America
22. Signature of Person Authorized to Sign		25. Signature of Grants/Agreements Officer

23. Name and Title	24. Date Signed	26. Name of Officer	27. Date Signed
Donna C. Williams

Working Copy

FOR OFFICIAL USE ONLY

FOR OFFICIAL USE ONLY
CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED	PAGE OF
	DE-OE0000207/002	2	2

NAME OF OFFEROR OR CONTRACTOR
PECO ENERGY COMPANY
ITEM NO. (A)	SUPPLIES/SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
DUNS Number: 007914468
The purpose of this amendment is to definitize the Limited Authority Agreement dated December 24, 2009. As such the special terms and conditions of December 24, 2009 are deleted in their entirety and replaced in their entirety with the Special Terms and Conditions attached hereto.

The Project Description for this Grant, as contained in the Application submitted in response to Funding Opportunity Announcement Number DE-FOA-0000058, is Incorporated by Reference together with the following attachments:

Attachment A, SF-424A - Budget Information for Non-Construction Programs
Attachment B, DOE F 4600.2 - Federal Assistance Reporting Checklist
Attachment C, Intellectual Property Provisions (NRD-1003) Non-research and Development
Attachment D, National Policy Assurances to be Incorporated as Award Terms

Attachment E, Statement of Project Objectives

ASAP: NO Extent Competed: COMPETED Davis-Bacon

Act: NO

Fund: 05846 Appr Year: 2009 Allottee: 60 Report Entity: 302931 Object Class: 25500 Program: 3123742 Project: 2006000 WFO: 0000000 Local Use: 0000000 TAS Agency: 89 TAS Account: 0328

	Working Copy				JULY 2004

FOR OFFICIAL USE ONLY

For Official Use Only

1. RESOLUTION OF CONFLICTING CONDITIONS	2
2. AWARD PROJECT PERIOD AND BUDGET PERIOD	2
3. PAYMENT PROCEDURES - REIMBURSEMENT THROUGH THE AUTOMATED CLEARING HOUSE (ACH) VENDER INQUIRY PAYMENT ELECTRONIC REPORTING SYSTEM (VIPERS)	2
4. MAXIMUM OBLIGATION	2
5. COST SHARING FFRDC’S NOT INVOLVED	3
6. REBUDGETING AND RECOVERY OF INDIRECT COSTS - REIMBURSABLE INDIRECT COSTS AND FRINGE BENEFITS	3
7. PRE-AWARD COSTS (As Applicable)	3
8. USE OF PROGRAM INCOME - COST SHARING	3
9. STATEMENT OF FEDERAL STEWARDSHIP	3
10. SITE VISITS	4
11. REPORTING REQUIREMENTS	4
12. PUBLICATIONS	4
13. FEDERAL, STATE, AND MUNICIPAL REQUIREMENTS	4
14. LOBBYING RESTRICTIONS	4
15. NOTICE REGARDING THE PURCHASE OF AMERICAN-MADE EQUIPMENT AND PRODUCTS – SENSE OF CONGRESS	5
16. PROPERTY	5
17. INSOLVENCY, BANKRUPTCY OR RECEIVERSHIP	5
18. NATIONAL ENVIRONMENTAL POLICY ACT (NEPA) REQUIREMENTS	5
19. FINAL INCURRED COST AUDIT	6
20. SPECIAL PROVISIONS RELATING TO WORK FUNDED UNDER AMERICAN RECOVERY AND REINVESTMENT ACT OF 2009 (MAR 2009)	6
21. REPORTING AND REGISTRATION REQUIREMENTS UNDER SECTION 1512 OF THE RECOVERY ACT	10
22. REQUIRED USE OF AMERICAN IRON, STEEL, AND MANUFACTURED GOODS – SECTION 1605 OF THE AMERICAN RECOVERY AND REINVESTMENT ACT OF 2009	10
23. REQUIRED USE OF AMERICAN IRON, STEEL, AND MANUFACTURED GOODS (COVERED UNDER INTERNATIONAL AGREEMENTS)–SECTION 1605 OF THE AMERICAN RECOVERY AND REINVESTMENT ACT OF 2009	12
24. WAGE RATE REQUIREMENTS UNDER SECTION 1606 OF THE RECOVERY ACT (As Applicable)	15
25. RECOVERY ACT TRANSACTIONS LISTED IN SCHEDULE OF EXPENDITURES OF FEDERAL AWARDS AND RECIPIENT RESPONSIBILITIES FOR INFORMING SUBRECIPIENTS	15
26. DAVIS BACON ACT AND CONTRACT WORK HOURS AND SAFETY STANDARDS ACT (NOV 2009) (If Applicable)	16
27. GOVERNMENT INSIGHT	23
28. NO COST EXTENSION – REQUIREMENT FOR TIMELY DELIVERABLES	24
29. FAILURE TO RECEIVE OR RECISSION OF REGULATORY AND OTHER REQUIRED PROJECT APPROVALS	24
30. PROJECT DELIVERABLES	24
31. ADVANCE UNDERSTANDING FOR FEDERAL INCOME TAX TREATMENT	31

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1. RESOLUTION OF CONFLICTING CONDITIONS

Any apparent inconsistency between Federal statutes and regulations and the terms and conditions contained in this award must be referred to the DOE Award Administrator for guidance.

2. AWARD PROJECT PERIOD AND BUDGET PERIOD

The Period of Performance for this Award is sixty (60) months from the effective date. The project start date will be 04/12/2010. Project implementation shall not exceed thirty-six (36) months. The balance of the Period of Performance will be for data collection activities.

3. PAYMENT PROCEDURES—REIMBURSEMENT THROUGH THE AUTOMATED CLEARING HOUSE (ACH) VENDER INQUIRY PAYMENT ELECTRONIC REPORTING SYSTEM (VIPERS)

a. Method of Payment. Payment will be made by reimbursement through ACH.

b. Requesting Reimbursement. Requests for reimbursements must be made electronically through Department of Energy’s Oak Ridge Financial Service Center (ORFSC) VIPERS. To access and use VIPERS, you must enroll at https://finweb.oro.doe.gov/vipers.htm. Detailed instructions on how to enroll are provided on the web site.

You must submit a Standard Form (SF) 270, “Request for Advance or Reimbursement” at https://finweb.oro.doe.gov/vipers.htm and attach a file containing appropriate supporting documentation. The file attachment must show the total federal share claimed on the SF 270, the non-federal share claimed for the billing period, and cumulative expenditures to date (both Federal and non-Federal) for each of the following categories: salaries/wages and fringe benefits; equipment; travel; participant/training support costs, if any; other direct costs, including subawards/contracts; and indirect costs

c. Timing of submittals. Submittal of the SF 270 should coincide with your normal billing pattern, but not more frequently than every two weeks. Requests for reimbursement must be limited to the amount of disbursements made during the billing period for the federal share of direct project costs and the proportionate share of any allowable indirect costs incurred during that billing period.

d. Adjusting payment requests for available cash. You must disburse any funds that are available from repayments to and interest earned on a revolving fund, program income, rebates, refunds, contract settlements, audit recoveries, credits, discounts, and interest earned on any of those funds before requesting additional cash payments from DOE.

e. Payments. The DOE approving official will approve the invoice as soon as practicable but not later than 30 days after your request is received, unless the billing is improper. Upon receipt of an invoice payment authorization from the DOE approving official, the ORFSC will disburse payment to you. You may check the status of your payments at the VIPER web site. All payments are made by electronic funds transfer to the bank account identified on the ACH Vendor/Miscellaneous Payment Enrollment Form (SF 3881) that you filed.

4. MAXIMUM OBLIGATION

The maximum obligation of the DOE is limited to the amount shown on the Agreement Face Page. You are not obligated to continue performance of the project beyond the total amount obligated and your pro rata share of the project costs.

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5. COST SHARING FFRDC’S NOT INVOLVED

a. Total Estimated Project Cost is the sum of the Government share and Recipient share of the estimated project costs. The Recipient’s cost share must come from non-Federal sources unless otherwise allowed by law. By accepting federal funds under this award, you agree that you are liable for your percentage share of total allowable project costs, even if the project is terminated early or is not funded to its completion. This cost is shared as follows:

Government Share $ / %	Recipient Share $ / %	Total Estimated Cost
$200,000,000/ 46%	$236,635,677/ 54%	$436,635,677

b. If you discover that you may be unable to provide cost sharing of at least the amount identified in paragraph a of this article, you should immediately provide written notification to the DOE Award Administrator indicating whether you will continue or phase out the project. If you plan to continue the project, the notification must describe how replacement cost sharing will be secured.

c. You must maintain records of all project costs that you claim as cost sharing, including in-kind costs, as well as records of costs to be paid by DOE. Such records are subject to audit.

d. Failure to provide the cost sharing required by this Clause may result in the subsequent recovery by DOE of some or all the funds provided under the award.

6. REBUDGETING AND RECOVERY OF INDIRECT COSTS—REIMBURSABLE INDIRECT COSTS AND FRINGE BENEFITS

a. If actual allowable indirect costs are less than those budgeted and funded under the award, you may use the difference to pay additional allowable direct costs during the project period. If at the completion of the award the Government’s share of total allowable costs (i.e., direct and indirect), is less than the total costs reimbursed, you must refund the difference.

b. Recipients are expected to manage their indirect costs. DOE will not amend an award to provide additional funds for changes in indirect cost rates. DOE recognizes that the inability to obtain full reimbursement for indirect costs means the Recipient must absorb the underrecovery. Such underrecovery may be allocated as part of the organization’s required cost sharing.

7. PRE-AWARD COSTS (As Applicable)

Any work performed prior to the effective date of award stated on the Agreement Face Page is done at the recipient’s risk. You are able to recoup costs incurred on or after August 6, 2009, that are otherwise allowable. All pre-award costs must be in accordance with the applicable Federal Cost principles referenced in 10 C.F.R. 600.

8. USE OF PROGRAM INCOME—COST SHARING

If you earn program income during the project period as a result of this award, you may use the program income to meet your cost sharing requirement.

9. STATEMENT OF FEDERAL STEWARDSHIP

DOE will exercise Federal stewardship in overseeing the project activities performed under this award. Stewardship activities include, but are not limited to, conducting site visits; reviewing performance and financial reports; providing technical assistance and/or temporary intervention in unusual circumstances to correct deficiencies which develop during the project; assuring compliance with terms and conditions; and reviewing technical performance after project completion to ensure that the award objectives have been accomplished.

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10. SITE VISITS

DOE’s authorized representatives have the right to make site visits at reasonable times to review project accomplishments and management control systems and to provide technical assistance, if required. You must provide, and must require your subawardees to provide, reasonable access to facilities, office space, resources, and assistance for the safety and convenience of the government representatives in the performance of their duties. All site visits and evaluations must be performed in a manner that does not unduly interfere with or delay the work.

The DOE will be provided reasonable access to Recipient facilities to verify the installation, configuration, and operational status of the components, devices, facilities, and systems being installed under this award. The DOE shall request access reasonably in advance and shall be accompanied by representative(s) of the Recipient.

11. REPORTING REQUIREMENTS

The reporting requirements for this award are identified on the Federal Assistance Reporting Checklist, DOE F 4600.2, attached to this award. Failure to comply with these reporting requirements is considered a material noncompliance with the terms of the award. Noncompliance may result in withholding of future payments, suspension, or termination of the current award. A willful failure to perform, a history of failure to perform, or unsatisfactory performance may also result in a debarment action to preclude future awards by Federal agencies.

12. PUBLICATIONS

If you publish or otherwise make publicly available the results of the work conducted under the award, an acknowledgment of Federal support and a disclaimer must appear in the publication of any material, whether copyrighted or not, based on or developed under this project, as follows:

Acknowledgment: “This material is based upon work supported by the Department of Energy under Award Number(s) [Enter the award number(s)].”

Disclaimer: “This report was prepared as an account of work sponsored by an agency of the United States Government. Neither the United States Government nor any agency thereof, nor any of their employees, makes any warranty, express or implied, or assumes any legal liability or responsibility for the accuracy, completeness, or usefulness of any information, apparatus, product, or process disclosed, or represents that its use would not infringe privately owned rights. Reference herein to any specific commercial product, process, or service by trade name, trademark, manufacturer, or otherwise does not necessarily constitute or imply its endorsement, recommendation, or favoring by the United States Government or any agency thereof. The views and opinions of authors expressed herein do not necessarily state or reflect those of the United States Government or any agency thereof.”

13. FEDERAL, STATE, AND MUNICIPAL REQUIREMENTS

You must obtain any required permits and comply with applicable federal, state, and municipal laws, codes, and regulations for work performed under this award.

14. LOBBYING RESTRICTIONS

By accepting funds under this award, you agree that none of the funds obligated on the award shall be expended, directly or indirectly, to influence congressional action on any legislation or appropriation matters pending before Congress, other than to communicate to Members of Congress as described in 18 U.S.C. 1913. This restriction is in addition to those prescribed elsewhere in statute and regulation.

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15. NOTICE REGARDING THE PURCHASE OF AMERICAN-MADE EQUIPMENT AND PRODUCTS — SENSE OF CONGRESS

It is the sense of the Congress that, to the greatest extent practicable, all equipment and products purchased with funds made available under this award should be American-made.

16. PROPERTY

Real property and equipment acquired by the Recipient shall be subject to the rules set forth in 10 CFR 600.321.

Consistent with the goals and objectives of this project, the Recipient may continue to use real property and equipment purchased in whole or in part with Federal funds under this award for its authorized purpose beyond the Period of Performance without obligation to make payment to DOE to extinguish DOE’s interest to such property as described in 10 CFR 600.321, subject to the following: (a) the Recipient continues to utilize such property for the objectives of the project as set forth in the Statement of Project Objectives; (b) DOE retains the right to periodically ask for, and the Recipient agrees to provide, reasonable information concerning the use and condition of the property; and (c) the Recipient follows the property disposition rules set forth in 10 CFR 600.321 if the property is no longer used by the Recipient for the objectives of the project, and the fair market value of property exceeds $5,000.

Once the per unit fair market value of the property is less than $5,000, pursuant to 10 CFR 600.321(f)(1)(i), DOE’s interest in the property shall be extinguished and Recipient shall have no further obligation to the DOE with respect to the property.

Consistent with the 10 C.F.R. §§ 600.132(a), 600.134(c), and 600.321(b)(2), a recipient may request that the DOE contracting officer consider approving encumbrance of real property and equipment purchased in whole or in part with Federal funds under the award.

17. INSOLVENCY, BANKRUPTCY OR RECEIVERSHIP

a. You shall immediately notify the DOE of the occurrence of any of the following events: (i) you or your parent’s filing of a voluntary case seeking liquidation or reorganization under the Bankruptcy Act; (ii) your consent to the institution of an involuntary case under the Bankruptcy Act against you or your parent; (iii) the filing of any similar proceeding for or against you or your parent, or its consent to, the dissolution, winding-up or readjustment of your debts, appointment of a receiver, conservator, trustee, or other officer with similar powers over you, under any other applicable state or federal law; or (iv) your insolvency due to your inability to pay your debts generally as they become due.

b. Such notification shall be in writing and shall: (i) specifically set out the details of the occurrence of an event referenced in paragraph a; (ii) provide the facts surrounding that event; and (iii) provide the impact such event will have on the project being funded by this award.

c. Upon the occurrence of any of the four events described in the first paragraph, DOE reserves the right to conduct a review of your award to determine your compliance with the required elements of the award (including such items as cost share, progress towards technical project objectives, and submission of required reports). If the DOE review determines that there are significant deficiencies or concerns with your performance under the award, DOE reserves the right to impose additional requirements, as needed to institute payment controls.

d. Failure of the Recipient to comply with this provision may be considered a material noncompliance of this financial assistance award by the Contracting Officer.

18. NATIONAL ENVIRONMENTAL POLICY ACT (NEPA) REQUIREMENTS

The project proposed and approved by DOE as detailed in this award is categorically excluded from National Environmental Policy Act (NEPA) requirements. However, if the project changes or is

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supplemented your work associated with the new activity is restricted from taking any action using Federal funds, which would have an adverse effect on the environment or limit the choice of reasonable alternatives prior to DOE providing either a NEPA clearance or a final NEPA decision regarding this project.

If you move forward with activities that are not authorized for federal funding by the DOE Contracting Officer in advance of the final NEPA decision, you are doing so at risk of not receiving federal funding and such costs may not be recognized as allowable cost share.

19. FINAL INCURRED COST AUDIT

In accordance with 10 CFR 600, DOE reserves the right to initiate a final incurred cost audit on this award. If the audit has not been performed or completed prior to the closeout of the award, DOE retains the right to recover an appropriate amount after fully considering the recommendations on disallowed costs resulting from the final audit.

20. SPECIAL PROVISIONS RELATING TO WORK FUNDED UNDER AMERICAN RECOVERY AND REINVESTMENT ACT OF 2009 (MAR 2009)

Preamble

The American Recovery and Reinvestment Act of 2009, Pub. L. 111-5, (Recovery Act) was enacted to preserve and create jobs and promote economic recovery, assist those most impacted by the recession, provide investments needed to increase economic efficiency by spurring technological advances in science and health, invest in transportation, environmental protection, and other infrastructure that will provide long-term economic benefits, stabilize State and local government budgets, in order to minimize and avoid reductions in essential services and counterproductive State and local tax increases. Recipients shall use grant funds in a manner that maximizes job creation and economic benefit.

The Recipient shall comply with all terms and conditions in the Recovery Act relating generally to governance, accountability, transparency, data collection and resources as specified in Act itself and as discussed below.

Recipients should begin planning activities for their first tier subrecipients, including obtaining a DUNS number (or updating the existing DUNS record), and registering with the Central Contractor Registration (CCR).

Be advised that Recovery Act funds can be used in conjunction with other funding as necessary to complete projects, but tracking and reporting must be separate to meet the reporting requirements of the Recovery Act and related guidance. For projects funded by sources other than the Recovery Act, Contractors must keep separate records for Recovery Act funds and to ensure those records comply with the requirements of the Act.

The Government has not fully developed the implementing instructions of the Recovery Act, particularly concerning specific procedural requirements for the new reporting requirements. The Recipient will be provided these details as they become available. The Recipient must comply with all requirements of the Act. If the Recipient believes there is any inconsistency between ARRA requirements and current award terms and conditions, the issues will be referred to the Contracting Officer for reconciliation.

Definitions

For purposes of this clause, Covered Funds means funds expended or obligated from appropriations under the American Recovery and Reinvestment Act of 2009, Pub. L. 111-5. Covered Funds will have special accounting codes and will be identified as Recovery Act funds in the grant, cooperative agreement or TIA and/or modification using Recovery Act funds. Covered Funds must be reimbursed by September 30, 2015.

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Non-Federal employer means any employer with respect to covered funds — the contractor, subcontractor, grantee, or Recipient, as the case may be, if the contractor, subcontractor, grantee, or Recipient is an employer; and any professional membership organization, certification of other professional body, any agent or licensee of the Federal government, or any person acting directly or indirectly in the interest of an employer receiving covered funds; or with respect to covered funds received by a State or local government, the State or local government receiving the funds and any contractor or subcontractor receiving the funds and any contractor or subcontractor of the State or local government; and does not mean any department, agency, or other entity of the federal government.

Recipient means any entity that receives Recovery Act funds directly from the Federal government (including Recovery Act funds received through grant, loan, or contract) other than an individual and includes a State that receives Recovery Act Funds.

Special Provisions

A. Flow Down Requirement

Recipients must include these special terms and conditions in any subaward.

B. Segregation of Costs

Recipients must segregate the obligations and expenditures related to funding under the Recovery Act. Financial and accounting systems should be revised as necessary to segregate, track and maintain these funds apart and separate from other revenue streams. No part of the funds from the Recovery Act shall be commingled with any other funds or used for a purpose other than that of making payments for costs allowable for Recovery Act projects.

C. Prohibition on Use of Funds

None of the funds provided under this agreement derived from the American Recovery and Reinvestment Act of 2009, Pub. L. 111-5, may be used by any State or local government, or any private entity, for any casino or other gambling establishment, aquarium, zoo, golf course, or swimming pool.

D. Access to Records

With respect to each financial assistance agreement awarded utilizing at least some of the funds appropriated or otherwise made available by the American Recovery and Reinvestment Act of 2009, Pub. L. 111-5, any representative of an appropriate inspector general appointed under section 3 or 8G of the Inspector General Act of 1988 (5 U.S.C. App.) or of the Comptroller General is authorized —

(1) to examine any records of the contractor or grantee, any of its subcontractors or subgrantees, or any State or local agency administering such contract that pertain to, and involve transactions that relate to, the subcontract, subcontract, grant, or subgrant; and

(2) to interview any officer or employee of the contractor, grantee, subgrantee, or agency regarding such transactions.

E. Publication

An application may contain technical data and other data, including trade secrets and/or privileged or confidential information, which the applicant does not want disclosed to the public or used by the Government for any purpose other than the application. To protect such data, the applicant should specifically identify each page including each line or paragraph thereof containing the data to be protected and mark the cover sheet of the application with the following Notice as well as referring to the Notice on each page to which the Notice applies:

Notice of Restriction on Disclosure and Use of Data

The data contained in pages — of this application have been submitted in confidence and contain trade secrets or proprietary information, and such data shall be used or disclosed only for evaluation purposes, provided that if this applicant receives an award as a result of or in connection with the submission of this application, DOE shall have the right to use or disclose the data here to the extent provided in the award. This restriction does not limit the Government’s right to use or disclose data obtained without restriction from any source, including the applicant.

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Information about this agreement will be published on the Internet and linked to the website www.recovery.gov, maintained by the Accountability and Transparency Board. The Board may exclude posting contractual or other information on the website on a case-by-case basis when necessary to protect national security or to protect information that is not subject to disclosure under sections 552 and 552a of title 5, United States Code.

F. Protecting State and Local Government and Contractor Whistleblowers.

The requirements of Section 1553 of the Act are summarized below. They include, but are not limited to:

Prohibition on Reprisals: An employee of any non-Federal employer receiving covered funds under the American Recovery and Reinvestment Act of 2009, Pub. L. 111-5, may not be discharged, demoted, or otherwise discriminated against as a reprisal for disclosing, including a disclosure made in the ordinary course of an employee’s duties, to the Accountability and Transparency Board, an inspector general, the Comptroller General, a member of Congress, a State or Federal regulatory or law enforcement agency, a person with supervisory authority over the employee (or other person working for the employer who has the authority to investigate, discover or terminate misconduct), a court or grand jury, the head of a Federal agency, or their representatives information that the employee believes is evidence of:

•	gross mismanagement of an agency contract or grant relating to covered funds;

•	a gross waste of covered funds;

•	a substantial and specific danger to public health or safety related to the implementation or use of covered funds;

•	an abuse of authority related to the implementation or use of covered funds; or

•	as violation of law, rule, or regulation related to an agency contract (including the competition for or negotiation of a contract) or grant, awarded or issued relating to covered funds.

Agency Action: Not later than 30 days after receiving an inspector general report of an alleged reprisal, the head of the agency shall determine whether there is sufficient basis to conclude that the non-Federal employer has subjected the employee to a prohibited reprisal. The agency shall either issue an order denying relief in whole or in part or shall take one or more of the following actions:

•	Order the employer to take affirmative action to abate the reprisal.

•

Order the employer to reinstate the person to the position that the person held before the reprisal, together with compensation including back pay, compensatory damages, employment benefits, and other terms and conditions of employment that would apply to the person in that position if the reprisal had not been taken.

•

Order the employer to pay the employee an amount equal to the aggregate amount of all costs and expenses (including attorneys’ fees and expert witnesses’ fees) that were reasonably incurred by the employee for or in connection with, bringing the complaint regarding the reprisal, as determined by the head of a court of competent jurisdiction.

Nonenforceablity of Certain Provisions Waiving Rights and remedies or Requiring Arbitration: Except as provided in a collective bargaining agreement, the rights and remedies provided to aggrieved employees by this section may not be waived by any agreement, policy, form, or condition of employment, including any predispute arbitration agreement. No predispute arbitration agreement shall be valid or enforceable if it requires arbitration of a dispute arising out of this section.

Requirement to Post Notice of Rights and Remedies: Any employer receiving covered funds under the American Recovery and Reinvestment Act of 2009, Pub. L. 111-5, shall post notice of the rights and

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remedies as required therein. (Refer to section 1553 of the American Recovery and Reinvestment Act of 2009, Pub. L. 111-5, www.Recovery.gov, for specific requirements of this section and prescribed language for the notices.).

G. “RESERVED”

H. False Claims Act

Recipient and sub-recipients shall promptly refer to the DOE or other appropriate Inspector General any credible evidence that a principal, employee, agent, contractor, sub-grantee, subcontractor or other person has submitted a false claim under the False Claims Act or has committed a criminal or civil violation of laws pertaining to fraud, conflict of interest, bribery, gratuity or similar misconduct involving those funds.

I. Information in Support of Recovery Act Reporting

Recipient may be required to submit backup documentation for expenditures of funds under the Recovery Act including such items as timecards and invoices. Recipient shall provide copies of backup documentation at the request of the Contracting Officer or designee.

J. Availability of Funds

Funds appropriated under the Recovery Act and obligated to this award are available for reimbursement of costs until September 30, 2015.

K. Additional Funding Distribution and Assurance of Appropriate Use of Funds (As Applicable)

Certification by Governor — Not later than April 3, 2009, for funds provided to any State or agency thereof by the American Reinvestment and Recovery Act of 2009, Pub. L. 111-5, the Governor of the State shall certify that: 1) the state will request and use funds provided by the Act; and 2) the funds will be used to create jobs and promote economic growth.

Acceptance by State Legislature — If funds provided to any State in any division of the Act are not accepted for use by the Governor, then acceptance by the State legislature, by means of the adoption of a concurrent resolution, shall be sufficient to provide funding to such State.

Distribution — After adoption of a State legislature’s concurrent resolution, funding to the State will be for distribution to local governments, councils of government, public entities, and public-private entities within the State either by formula or at the State’s discretion.

L. Certifications (As Applicable)

With respect to funds made available to State or local governments for infrastructure investments under the American Recovery and Reinvestment Act of 2009, Pub. L. 111-5, the Governor, mayor, or other chief executive, as appropriate, certified by acceptance of this award that the infrastructure investment has received the full review and vetting required by law and that the chief executive accepts responsibility that the infrastructure investment is an appropriate use of taxpayer dollars. Recipient shall provide an additional certification that includes a description of the investment, the estimated total cost, and the amount of covered funds to be used for posting on the Internet. A State or local agency may not receive infrastructure investment funding from funds made available by the Act unless this certification is made and posted.

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21. REPORTING AND REGISTRATION REQUIREMENTS UNDER SECTION 1512 OF THE RECOVERY ACT

(a) This award requires the recipient to complete projects or activities which are funded under the American Recovery and Reinvestment Act of 2009 (Recovery Act) and to report on use of Recovery Act funds provided through this award. Information from these reports will be made available to the public.

(b) The reports are due no later than ten calendar days after each calendar quarter in which the recipient receives the assistance award funded in whole or in part by the Recovery Act.

(c) Recipients and their first-tier sub-recipients must maintain current registrations in the Central Contractor Registration (http://www.ccr.gov) at all times during which they have active federal awards funded with Recovery Act funds. A Dun and Bradstreet Data Universal Numbering System (DUNS) Number (http://www.dnb.com) is one of the requirements for registration in the Central Contractor Registration.

(d) The recipient shall report the information described in section 1512(c) of the Recovery Act using the reporting instructions and data elements that will be provided online at http://www.FederalReporting.gov and ensure that any information that is pre-filled is corrected or updated as needed.

22. REQUIRED USE OF AMERICAN IRON, STEEL, AND MANUFACTURED GOODS — SECTION 1605 OF THE AMERICAN RECOVERY AND REINVESTMENT ACT OF 2009

(a) Definitions. As used in this award term and condition—

(1) Manufactured good means a good brought to the construction site for incorporation into the building or work that has been—

(i) Processed into a specific form and shape; or

(ii) Combined with other raw material to create a material that has different properties than the properties of the individual raw materials.

(2) Public building and public work means a public building of, and a public work of, a governmental entity (the United States; the District of Columbia; commonwealths, territories, and minor outlying islands of the United States; State and local governments; and multi-State, regional, or interstate entities which have governmental functions). These buildings and works may include, without limitation, bridges, dams, plants, highways, parkways, streets, subways, tunnels, sewers, mains, power lines, pumping stations, heavy generators, railways, airports, terminals, docks, piers, wharves, ways, lighthouses, buoys, jetties, breakwaters, levees, and canals, and the construction, alteration, maintenance, or repair of such buildings and works.

(3) Steel means an alloy that includes at least 50 percent iron, between .02 and 2 percent carbon, and may include other elements.

(b) Domestic preference. (1) This award term and condition implements Section 1605 of the American Recovery and Reinvestment Act of 2009 (Recovery Act) (Pub. L. 111—5), by requiring that all iron, steel, and manufactured goods used in the project are produced in the United States except as provided in paragraph (b)(3) and (b)(4) of this section and condition.

(2) This requirement does not apply to the material listed by the Federal Government as follows: “NONE”

(3) The award official may add other iron, steel, and/or manufactured goods to the list in paragraph (b)(2) of this section and condition if the Federal Government determines that—

(i) The cost of the domestic iron, steel, and/or manufactured goods would be unreasonable. The cost of domestic iron, steel, or manufactured goods used in the project is unreasonable when the cumulative cost of such material will increase the cost of the overall project by more than 25 percent;

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(ii) The iron, steel, and/or manufactured good is not produced, or manufactured in the United States in sufficient and reasonably available quantities and of a satisfactory quality; or

(iii) The application of the restriction of section 1605 of the Recovery Act would be inconsistent with the public interest.

(c) Request for determination of inapplicability of Section 1605 of the Recovery Act . (1)(i) Any recipient request to use foreign iron, steel, and/or manufactured goods in accordance with paragraph (b)(3) of this section shall include adequate information for Federal Government evaluation of the request, including—

(A) A description of the foreign and domestic iron, steel, and/or manufactured goods;

(B) Unit of measure;

(C) Quantity;

(D) Cost;

(E) Time of delivery or availability;

(F) Location of the project;

(G) Name and address of the proposed supplier; and

(H) A detailed justification of the reason for use of foreign iron, steel, and/or manufactured goods cited in accordance with paragraph (b)(3) of this section.

(ii) A request based on unreasonable cost shall include a reasonable survey of the market and a completed cost comparison table in the format in paragraph (d) of this section.

(iii) The cost of iron, steel, and/or manufactured goods material shall include all delivery costs to the construction site and any applicable duty.

(iv) Any recipient request for a determination submitted after Recovery Act funds have been obligated for a project for construction, alteration, maintenance, or repair shall explain why the recipient could not reasonably foresee the need for such determination and could not have requested the determination before the funds were obligated. If the recipient does not submit a satisfactory explanation, the award official need not make a determination.

(2) If the Federal Government determines after funds have been obligated for a project for construction, alteration, maintenance, or repair that an exception to section 1605 of the Recovery Act applies, the award official will amend the award to allow use of the foreign iron, steel, and/or relevant manufactured goods. When the basis for the exception is nonavailability or public interest, the amended award shall reflect adjustment of the award amount, redistribution of budgeted funds, and/or other actions taken to cover costs associated with acquiring or using the foreign iron, steel, and/or relevant manufactured goods. When the basis for the exception is the unreasonable cost of the domestic iron, steel, or manufactured goods, the award official shall adjust the award amount or redistribute budgeted funds by at least the differential established in 2 CFR 176.110(a).

(3) Unless the Federal Government determines that an exception to section 1605 of the Recovery Act applies, use of foreign iron, steel, and/or manufactured goods is noncompliant with section 1605 of the American Recovery and Reinvestment Act.

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(d) Data. To permit evaluation of requests under paragraph (b) of this section based on unreasonable cost, the Recipient shall include the following information and any applicable supporting data based on the survey of suppliers:

Foreign and Domestic Items Cost Comparison

Description        Unit of measure Quantity Cost

(dollars)*

Item 1:

Foreign steel, iron, or manufactured good

Domestic steel, iron, or manufactured good

Item 2:
Foreign steel, iron, or manufactured good

Domestic steel, iron, or manufactured good

[List name, address, telephone number, email address, and contact for suppliers surveyed. Attach copy of response; if oral, attach summary.]

[Include other applicable supporting information.]

[*Include all delivery costs to the construction site.]

23. REQUIRED USE OF AMERICAN IRON, STEEL, AND MANUFACTURED GOODS (COVERED UNDER INTERNATIONAL AGREEMENTS)—SECTION 1605 OF THE AMERICAN RECOVERY AND REINVESTMENT ACT OF 2009

(a) Definitions. As used in this award term and condition—

Designated country —(1) A World Trade Organization Government Procurement Agreement country (Aruba, Austria, Belgium, Bulgaria, Canada, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hong Kong, Hungary, Iceland, Ireland, Israel, Italy, Japan, Korea (Republic of), Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Singapore, Slovak Republic, Slovenia, Spain, Sweden, Switzerland, and United Kingdom;

(2) A Free Trade Agreement (FTA) country (Australia, Bahrain, Canada, Chile, Costa Rica, Dominican Republic, El Salvador, Guatemala, Honduras, Israel, Mexico, Morocco, Nicaragua, Oman, Peru, or Singapore); or

(3) A United States-European Communities Exchange of Letters (May 15, 1995) country: Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovak Republic, Slovenia, Spain, Sweden, and United Kingdom.

Designated country iron, steel, and/or manufactured goods —(1) Is wholly the growth, product, or manufacture of a designated country; or

(2) In the case of a manufactured good that consist in whole or in part of materials from another country, has been substantially transformed in a designated country into a new and different manufactured good distinct from the materials from which it was transformed.

Domestic iron, steel, and/or manufactured good —(1) Is wholly the growth, product, or manufacture of the United States; or

(2) In the case of a manufactured good that consists in whole or in part of materials from another country, has been substantially transformed in the United States into a new and different manufactured good distinct from the materials from which it was transformed. There is no requirement with regard to the origin of components or subcomponents in manufactured goods or products, as long as the manufacture of the goods occurs in the United States.

Foreign iron, steel, and/or manufactured good means iron, steel and/or manufactured good that is not domestic or designated country iron, steel, and/or manufactured good.

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Manufactured good means a good brought to the construction site for incorporation into the building or work that has been—

(1) Processed into a specific form and shape; or

(2) Combined with other raw material to create a material that has different properties than the properties of the individual raw materials.

Public building and public work means a public building of, and a public work of, a governmental entity (the United States; the District of Columbia; commonwealths, territories, and minor outlying islands of the United States; State and local governments; and multi-State, regional, or interstate entities which have governmental functions). These buildings and works may include, without limitation, bridges, dams, plants, highways, parkways, streets, subways, tunnels, sewers, mains, power lines, pumping stations, heavy generators, railways, airports, terminals, docks, piers, wharves, ways, lighthouses, buoys, jetties, breakwaters, levees, and canals, and the construction, alteration, maintenance, or repair of such buildings and works.

Steel means an alloy that includes at least 50 percent iron, between .02 and 2 percent carbon, and may include other elements.

(b) Iron, steel, and manufactured goods. (1) The award term and condition described in this section implements—

(i) Section 1605(a) of the American Recovery and Reinvestment Act of 2009 (Pub. L. 111—5) (Recovery Act), by requiring that all iron, steel, and manufactured goods used in the project are produced in the United States; and

(ii) Section 1605(d), which requires application of the Buy American requirement in a manner consistent with U.S. obligations under international agreements. The restrictions of section 1605 of the Recovery Act do not apply to designated country iron, steel, and/or manufactured goods. The Buy American requirement in section 1605 shall not be applied where the iron, steel or manufactured goods used in the project are from a Party to an international agreement that obligates the recipient to treat the goods and services of that Party the same as domestic goods and services. This obligation shall only apply to projects with an estimated value of $7,443,000 or more.

(2) The recipient shall use only domestic or designated country iron, steel, and manufactured goods in performing the work funded in whole or part with this award, except as provided in paragraphs (b)(3) and (b)(4) of this section.

(3) The requirement in paragraph (b)(2) of this section does not apply to the iron, steel, and manufactured goods listed by the Federal Government as follows:

[None ]

(4) The award official may add other iron, steel, and manufactured goods to the list in paragraph (b)(3) of this section if the Federal Government determines that—

(i) The cost of domestic iron, steel, and/or manufactured goods would be unreasonable. The cost of domestic iron, steel, and/or manufactured goods used in the project is unreasonable when the cumulative cost of such material will increase the overall cost of the project by more than 25 percent;

(ii) The iron, steel, and/or manufactured good is not produced, or manufactured in the United States in sufficient and reasonably available commercial quantities of a satisfactory quality; or

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(iii) The application of the restriction of section 1605 of the Recovery Act would be inconsistent with the public interest.

(c) Request for determination of inapplicability of section 1605 of the Recovery Act or the Buy American Act. (1)(i) Any recipient request to use foreign iron, steel, and/or manufactured goods in accordance with paragraph (b)(4) of this section shall include adequate information for Federal Government evaluation of the request, including—

(A) A description of the foreign and domestic iron, steel, and/or manufactured goods;

(B) Unit of measure;

(C) Quantity;

(D) Cost;

(E) Time of delivery or availability;

(F) Location of the project;

(G) Name and address of the proposed supplier; and

(H) A detailed justification of the reason for use of foreign iron, steel, and/or manufactured goods cited in accordance with paragraph (b)(4) of this section.

(ii) A request based on unreasonable cost shall include a reasonable survey of the market and a completed cost comparison table in the format in paragraph (d) of this section.

(iii) The cost of iron, steel, or manufactured goods shall include all delivery costs to the construction site and any applicable duty.

(iv) Any recipient request for a determination submitted after Recovery Act funds have been obligated for a project for construction, alteration, maintenance, or repair shall explain why the recipient could not reasonably foresee the need for such determination and could not have requested the determination before the funds were obligated. If the recipient does not submit a satisfactory explanation, the award official need not make a determination.

(2) If the Federal Government determines after funds have been obligated for a project for construction, alteration, maintenance, or repair that an exception to section 1605 of the Recovery Act applies, the award official will amend the award to allow use of the foreign iron, steel, and/or relevant manufactured goods. When the basis for the exception is nonavailability or public interest, the amended award shall reflect adjustment of the award amount, redistribution of budgeted funds, and/or other appropriate actions taken to cover costs associated with acquiring or using the foreign iron, steel, and/or relevant manufactured goods. When the basis for the exception is the unreasonable cost of the domestic iron, steel, or manufactured goods, the award official shall adjust the award amount or redistribute budgeted funds, as appropriate, by at least the differential established in 2 CFR 176.110(a).

(3) Unless the Federal Government determines that an exception to section 1605 of the Recovery Act applies, use of foreign iron, steel, and/or manufactured goods other than designated country iron, steel, and/or manufactured goods is noncompliant with the applicable Act.

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(d) Data. To permit evaluation of requests under paragraph (b) of this section based on unreasonable cost, the applicant shall include the following information and any applicable supporting data based on the survey of suppliers:

Foreign and Domestic Items Cost Comparison

Description        Unit of measure Quantity Cost

(dollars)*

Item 1:

Foreign steel, iron, or manufactured good

Domestic steel, iron, or manufactured good

Item 2:
Foreign steel, iron, or manufactured good

Domestic steel, iron, or manufactured good

[List name, address, telephone number, email address, and contact for suppliers surveyed. Attach copy of response; if oral, attach summary.]

[Include other applicable supporting information.]

[*Include all delivery costs to the construction site.]

24. WAGE RATE REQUIREMENTS UNDER SECTION 1606 OF THE RECOVERY ACT (As Applicable)

(a) Section 1606 of the Recovery Act requires that all laborers and mechanics employed by contractors and subcontractors on projects funded directly by or assisted in whole or in part by and through the Federal Government pursuant to the Recovery Act shall be paid wages at rates not less than those prevailing on projects of a character similar in the locality as determined by the Secretary of Labor in accordance with subchapter IV of chapter 31 of title 40, United States Code.

Pursuant to Reorganization Plan No. 14 and the Copeland Act, 40 U.S.C. 3145, the Department of Labor has issued regulations at 29 CFR parts 1, 3, and 5 to implement the Davis-Bacon and related Acts. Regulations in 29 CFR 5.5 instruct agencies concerning application of the standard Davis-Bacon contract clauses set forth in that section. Federal agencies providing grants, cooperative agreements, and loans under the Recovery Act shall ensure that the standard Davis-Bacon contract clauses found in 29 CFR 5.5(a) are incorporated in any resultant covered contracts that are in excess of $2,000 for construction, alteration or repair (including painting and decorating).

(b) For additional guidance on the wage rate requirements of section 1606, contact your awarding agency. Recipients of grants, cooperative agreements and loans should direct their initial inquiries concerning the application of Davis-Bacon requirements to a particular federally assisted project to the Federal agency funding the project. The Secretary of Labor retains final coverage authority under Reorganization Plan Number 14.

25. RECOVERY ACT TRANSACTIONS LISTED IN SCHEDULE OF EXPENDITURES OF FEDERAL AWARDS AND RECIPIENT RESPONSIBILITIES FOR INFORMING SUBRECIPIENTS

(a) To maximize the transparency and accountability of funds authorized under the American Recovery and Reinvestment Act of 2009 (Pub. L. 111—5) (Recovery Act) as required by Congress and in accordance with 2 CFR 215.21 “Uniform Administrative Requirements for Grants and Agreements” and OMB Circular A—102 Common Rules provisions, recipients agree to maintain records that identify adequately the source and application of Recovery Act funds. OMB Circular A—102 is available at http://www.whitehouse.gov/omb/circulars/a102/a102.html.

(b) For recipients covered by the Single Audit Act Amendments of 1996 and OMB Circular A—133, “Audits of States, Local Governments, and Non-Profit Organizations,” recipients agree to separately identify the expenditures for Federal awards under the Recovery Act on the Schedule of Expenditures of Federal Awards (SEFA) and the Data Collection Form (SF—SAC) required by OMB Circular A—133. OMB Circular A—133 is available at http://www.whitehouse.gov/omb/circulars/a133/a133.html. This shall be accomplished by identifying expenditures for Federal awards made under the Recovery Act separately

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on the SEFA, and as separate rows under Item 9 of Part III on the SF—SAC by CFDA number, and inclusion of the prefix “ARRA-” in identifying the name of the Federal program on the SEFA and as the first characters in Item 9d of Part III on the SF—SAC.

(c) Recipients agree to separately identify to each subrecipient, and document at the time of subaward and at the time of disbursement of funds, the Federal award number, CFDA number, and amount of Recovery Act funds. When a recipient awards Recovery Act funds for an existing program, the information furnished to subrecipients shall distinguish the subawards of incremental Recovery Act funds from regular subawards under the existing program.

(d) Recipients agree to require their subrecipients to include on their SEFA information to specifically identify Recovery Act funding similar to the requirements for the Recipient SEFA described above. This information is needed to allow the Recipient to properly monitor subrecipient expenditure of ARRA funds as well as oversight by the Federal awarding agencies, Offices of Inspector General and the Government Accountability Office.

26. DAVIS BACON ACT AND CONTRACT WORK HOURS AND SAFETY STANDARDS ACT (NOV 2009) (If Applicable)

Definitions: For purposes of this clause, Clause 27, Davis Bacon Act and Contract Work Hours and Safety Standards Act, the following definitions are applicable:

(1) “Award” means any grant, cooperative agreement or technology investment agreement made with Recovery Act funds by the Department of Energy (DOE) to a Recipient. Such Award must require compliance with the labor standards clauses and wage rate requirements of the Davis-Bacon Act (DBA) for work performed by all laborers and mechanics employed by Recipients (other than a unit of State or local government whose own employees perform the construction) Subrecipients, Contractors, and subcontractors.

(2) “Contractor” means an entity that enters into a Contract. For purposes of these clauses, Contractor shall include (as applicable) prime contractors, Recipients, Subrecipients, and Recipients’ or Subrecipients’ contractors, subcontractors, and lower-tier subcontractors. “Contractor” does not mean a unit of State or local government where construction is performed by its own employees.”

(3) “Contract” means a contract executed by a Recipient, Subrecipient, prime contractor, or any tier subcontractor for construction, alteration, or repair. It may also mean (as applicable) (i) financial assistance instruments such as grants, cooperative agreements, technology investment agreements, and loans; and, (ii) Sub awards, contracts and subcontracts issued under financial assistance agreements. “Contract” does not mean a financial assistance instrument with a unit of State or local government where construction is performed by its own employees.

(4) “Contracting Officer” means the DOE official authorized to execute an Award on behalf of DOE and who is responsible for the business management and non-program aspects of the financial assistance process.

(5) “Recipient” means any entity other than an individual that receives an Award of Federal funds in the form of a grant, cooperative agreement, or technology investment agreement directly from the Federal Government and is financially accountable for the use of any DOE funds or property, and is legally responsible for carrying out the terms and conditions of the program and Award.

(6) “Subaward” means an award of financial assistance in the form of money, or property in lieu of money, made under an award by a Recipient to an eligible Subrecipient or by a Subrecipient to a lower-tier subrecipient. The term includes financial assistance when provided by any legal

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agreement, even if the agreement is called a contract, but does not include the Recipient’s procurement of goods and services to carry out the program nor does it include any form of assistance which is excluded from the definition of “Award” above.

(7) “Subrecipient” means a non-Federal entity that expends Federal funds received from a Recipient to carry out a Federal program, but does not include an individual that is a beneficiary of such a program.

(a) Davis Bacon Act

(1) Minimum wages.

(i) All laborers and mechanics employed or working upon the site of the work (or under the United States Housing Act of 1937 or under the Housing Act of 1949 in the construction or development of the project), will be paid unconditionally and not less often than once a week, and, without subsequent deduction or rebate on any account (except such payroll deductions as are permitted by regulations issued by the Secretary of Labor under the Copeland Act (29 CFR part 3)), the full amount of wages and bona fide fringe benefits (or cash equivalents thereof) due at time of payment computed at rates not less than those contained in the wage determination of the Secretary of Labor regardless of any contractual relationship which may be alleged to exist between the Contractor and such laborers and mechanics.

Contributions made or costs reasonably anticipated for bona fide fringe benefits under section 1(b)(2) of the Davis-Bacon Act on behalf of laborers or mechanics are considered wages paid to such laborers or mechanics, subject to the provisions of paragraph (a)(1)(iv) of this section; also, regular contributions made or costs incurred for more than a weekly period (but not less often than quarterly) under plans, funds, or programs which cover the particular weekly period, are deemed to be constructively made or incurred during such weekly period. Such laborers and mechanics shall be paid the appropriate wage rate and fringe benefits on the wage determination for the classification of work actually performed, without regard to skill, except as provided in § 5.5(a)(4). Laborers or mechanics performing work in more than one classification may be compensated at the rate specified for each classification for the time actually worked therein, provided that the employer’s payroll records accurately set forth the time spent in each classification in which work is performed. The wage determination (including any additional classification and wage rates conformed under paragraph (a)(1)(ii) of this section) and the Davis-Bacon poster (WH-1321) shall be posted at all times by the Contractor and its subcontractors at the site of the work in a prominent and accessible place where it can be easily seen by the workers.

(ii) (A) The Contracting Officer shall require that any class of laborers or mechanics, including helpers, which is not listed in the wage determination and which is to be employed under the Contract shall be classified in conformance with the wage determination. The Contracting Officer shall approve an additional classification and wage rate and fringe benefits therefore only when the following criteria have been met:

(1) The work to be performed by the classification requested is not performed by a classification in the wage determination;

(2) The classification is utilized in the area by the construction industry; and

(3) The proposed wage rate, including any bona fide fringe benefits, bears a reasonable relationship to the wage rates contained in the wage determination.

(B) If the Contractor and the laborers and mechanics to be employed in the classification (if known), or their representatives, and the Contracting Officer agree on the classification and wage rate (including the amount designated for fringe

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benefits where appropriate), a report of the action taken shall be sent by the Contracting Officer to the Administrator of the Wage and Hour Division, U.S. Department of Labor, Washington, DC 20210. The Administrator, or an authorized representative, will approve, modify, or disapprove every additional classification action within 30 days of receipt and so advise the Contracting Officer or will notify the Contracting Officer within the 30-day period that additional time is necessary.

(C) In the event the Contractor, the laborers or mechanics to be employed in the classification or their representatives, and the Contracting Officer do not agree on the proposed classification and wage rate (including the amount designated for fringe benefits, where appropriate), the Contracting Officer shall refer the questions, including the views of all interested parties and the recommendation of the Contracting Officer, to the Administrator for determination. The Administrator, or an authorized representative, will issue a determination within 30 days of receipt and so advise the Contracting Officer or will notify the Contracting Officer within the 30-day period that additional time is necessary.

(D) The wage rate (including fringe benefits where appropriate) determined pursuant to paragraphs (a)(1)(ii)(B) or (C) of this section, shall be paid to all workers performing work in the classification under this Contract from the first day on which work is performed in the classification.

(iii) Whenever the minimum wage rate prescribed in the Contract for a class of laborers or mechanics includes a fringe benefit which is not expressed as an hourly rate, the Contractor shall either pay the benefit as stated in the wage determination or shall pay another bona fide fringe benefit or an hourly cash equivalent thereof.

(iv) If the Contractor does not make payments to a trustee or other third person, the Contractor may consider as part of the wages of any laborer or mechanic the amount of any costs reasonably anticipated in providing bona fide fringe benefits under a plan or program, provided that the Secretary of Labor has found, upon the written request of the Contractor, that the applicable standards of the Davis-Bacon Act have been met. The Secretary of Labor may require the Contractor to set aside in a separate account assets for the meeting of obligations under the plan or program.

(2) Withholding. The Department of Energy or the Recipient or Subrecipient shall upon its own action or upon written request of an authorized representative of the Department of Labor withhold or cause to be withheld from the Contractor under this Contract or any other Federal contract with the same prime contractor, or any other federally-assisted contract subject to Davis-Bacon prevailing wage requirements, which is held by the same prime contractor, so much of the accrued payments or advances as may be considered necessary to pay laborers and mechanics, including apprentices, trainees, and helpers, employed by the Contractor or any subcontractor the full amount of wages required by the Contract. In the event of failure to pay any laborer or mechanic, including any apprentice, trainee, or helper, employed or working on the site of the work (or under the United States Housing Act of 1937 or under the Housing Act of 1949 in the construction or development of the project), all or part of the wages required by the Contract, the Department of Energy, Recipient, or Subrecipient, may, after written notice to the Contractor, sponsor, applicant, or owner, take such action as may be necessary to cause the suspension of any further payment, advance, or guarantee of funds until such violations have ceased.

(3) Payrolls and basic records.

(i) Payrolls and basic records relating thereto shall be maintained by the Contractor during the course of the work and preserved for a period of three years thereafter for all laborers and mechanics working at the site of the work (or under the United States Housing Act of 1937, or under the Housing Act of 1949, in the construction or development of the project). Such records shall contain the name, address, and social security number of each such worker, his or her correct classification, hourly rates of

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wages paid (including rates of contributions or costs anticipated for bona fide fringe benefits or cash equivalents thereof of the types described in section 1(b)(2)(B) of the Davis-Bacon Act), daily and weekly number of hours worked, deductions made, and actual wages paid. Whenever the Secretary of Labor has found under 29 CFR 5.5(a)(1)(iv) that the wages of any laborer or mechanic include the amount of any costs reasonably anticipated in providing benefits under a plan or program described in section 1(b)(2)(B) of the Davis-Bacon Act, the Contractor shall maintain records which show that the commitment to provide such benefits is enforceable, that the plan or program is financially responsible, and that the plan or program has been communicated in writing to the laborers or mechanics affected, and records which show the costs anticipated or the actual cost incurred in providing such benefits. Contractors employing apprentices or trainees under approved programs shall maintain written evidence of the registration of apprenticeship programs and certification of trainee programs, the registration of the apprentices and trainees, and the ratios and wage rates prescribed in the applicable programs.

(ii)	(A) The Contractor shall submit weekly for each week in which any Contract work is performed a copy of all payrolls to the Department of Energy if the agency is a party to the Contract, but if the agency is not such a party, the Contractor will submit the payrolls to the Recipient or Subrecipient (as applicable), applicant, sponsor, or owner, as the case may be, for transmission to the Department of Energy. The payrolls submitted shall set out accurately and completely all of the information required to be maintained under 29 CFR 5.5(a)(3)(i), except that full social security numbers and home addresses shall not be included on weekly transmittals. Instead, the payrolls shall only need to include an individually identifying number for each employee (e.g., the last four digits of the employee’s social security number). The required weekly payroll information may be submitted in any form desired. Optional Form WH-347 is available for this purpose from the Wage and Hour Division Web site at http://www.dol.gov/esa/whd/forms/wh347instr.htm or its successor site. The prime Contractor is responsible for the submission of copies of payrolls by all subcontractors. Contractors and subcontractors shall maintain the full social security number and current address of each covered worker, and shall provide them upon request to the Department of Energy if the agency is a party to the Contract, but if the agency is not such a party, the Contractor will submit them to the Recipient or Subrecipient (as applicable), applicant, sponsor, or owner, as the case may be, for transmission to the Department of Energy, the Contractor, or the Wage and Hour Division of the Department of Labor for purposes of an investigation or audit of compliance with prevailing wage requirements. It is not a violation of this section for a prime contractor to require a subcontractor to provide addresses and social security numbers to the prime contractor for its own records, without weekly submission to the sponsoring government agency (or the Recipient or Subrecipient (as applicable), applicant, sponsor, or owner).

(B) Each payroll submitted shall be accompanied by a “Statement of Compliance,” signed by the Contractor or subcontractor or his or her agent who pays or supervises the payment of the persons employed under the Contract and shall certify the following:

(1) That the payroll for the payroll period contains the information required to be provided under § 5.5 (a)(3)(ii) of Regulations, 29 CFR part 5, the appropriate information is being maintained under § 5.5 (a)(3)(i) of Regulations, 29 CFR part 5, and that such information is correct and complete;

(2) That each laborer or mechanic (including each helper, apprentice, and trainee) employed on the Contract during the payroll period has been paid the full weekly wages earned, without rebate, either directly or indirectly, and that

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no deductions have been made either directly or indirectly from the full wages earned, other than permissible deductions as set forth in Regulations, 29 CFR part 3;

(3) That each laborer or mechanic has been paid not less than the applicable wage rates and fringe benefits or cash equivalents for the classification of work performed, as specified in the applicable wage determination incorporated into the Contract.

(C) The weekly submission of a properly executed certification set forth on the reverse side of Optional Form WH-347 shall satisfy the requirement for submission of the “Statement of Compliance” required by paragraph (a)(3)(ii)(B) of this section.

(D) The falsification of any of the above certifications may subject the Contractor or subcontractor to civil or criminal prosecution under section 1001 of title 18 and section 3729 of title 31 of the United States Code.

(iii) The Contractor or subcontractor shall make the records required under paragraph (a)(3)(i) of this section available for inspection, copying, or transcription by authorized representatives of the Department of Energy or the Department of Labor, and shall permit such representatives to interview employees during working hours on the job. If the Contractor or subcontractor fails to submit the required records or to make them available, the Federal agency may, after written notice to the Contractor, sponsor, applicant, or owner, take such action as may be necessary to cause the suspension of any further payment, advance, or guarantee of funds. Furthermore, failure to submit the required records upon request or to make such records available may be grounds for debarment action pursuant to 29 CFR 5.12.

(4) Apprentices and trainees—

(i) Apprentices. Apprentices will be permitted to work at less than the predetermined rate for the work they performed when they are employed pursuant to and individually registered in a bona fide apprenticeship program registered with the U.S. Department of Labor, Employment and Training Administration, Office of Apprenticeship Training, Employer and Labor Services, or with a State Apprenticeship Agency recognized by the Office, or if a person is employed in his or her first 90 days of probationary employment as an apprentice in such an apprenticeship program, who is not individually registered in the program, but who has been certified by the Office of Apprenticeship Training, Employer and Labor Services or a State Apprenticeship Agency (where appropriate) to be eligible for probationary employment as an apprentice. The allowable ratio of apprentices to journeymen on the job site in any craft classification shall not be greater than the ratio permitted to the Contractor as to the entire work force under the registered program. Any worker listed on a payroll at an apprentice wage rate, who is not registered or otherwise employed as stated above, shall be paid not less than the applicable wage rate on the wage determination for the classification of work actually performed. In addition, any apprentice performing work on the job site in excess of the ratio permitted under the registered program shall be paid not less than the applicable wage rate on the wage determination for the work actually performed. Where a Contractor is performing construction on a project in a locality other than that in which its program is registered, the ratios and wage rates (expressed in percentages of the journeyman’s hourly rate) specified in the Contractor’s or subcontractor’s registered program shall be observed. Every apprentice must be paid at not less than the rate specified in the registered program for the apprentice’s level of progress, expressed as a percentage of the journeymen hourly rate specified in the applicable wage determination. Apprentices shall be paid fringe benefits in accordance with the provisions of the apprenticeship program. If the apprenticeship program does not specify fringe benefits, apprentices must be paid the full amount of fringe benefits listed on the wage determination for the applicable classification. If the Administrator determines that a different practice prevails for the applicable apprentice classification, fringes shall be paid in accordance with that

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determination. In the event the Office of Apprenticeship Training, Employer and Labor Services, or a State Apprenticeship Agency recognized by the Office, withdraws approval of an apprenticeship program, the Contractor will no longer be permitted to utilize apprentices at less than the applicable predetermined rate for the work performed until an acceptable program is approved.

(ii) Trainees. Except as provided in 29 CFR 5.16, trainees will not be permitted to work at less than the predetermined rate for the work performed unless they are employed pursuant to and individually registered in a program which has received prior approval, evidenced by formal certification by the U.S. Department of Labor, Employment and Training Administration. The ratio of trainees to journeymen on the job site shall not be greater than permitted under the plan approved by the Employment and Training Administration. Every trainee must be paid at not less than the rate specified in the approved program for the trainee's level of progress, expressed as a percentage of the journeyman hourly rate specified in the applicable wage determination. Trainees shall be paid fringe benefits in accordance with the provisions of the trainee program. If the trainee program does not mention fringe benefits, trainees shall be paid the full amount of fringe benefits listed on the wage determination unless the Administrator of the Wage and Hour Division determines that there is an apprenticeship program associated with the corresponding journeyman wage rate on the wage determination which provides for less than full fringe benefits for apprentices. Any employee listed on the payroll at a trainee rate who is not registered and participating in a training plan approved by the Employment and Training Administration shall be paid not less than the applicable wage rate on the wage determination for the classification of work actually performed. In addition, any trainee performing work on the job site in excess of the ratio permitted under the registered program shall be paid not less than the applicable wage rate on the wage determination for the work actually performed. In the event the Employment and Training Administration withdraws approval of a training program, the Contractor will no longer be permitted to utilize trainees at less than the applicable predetermined rate for the work performed until an acceptable program is approved.

(iii) Equal employment opportunity. The utilization of apprentices, trainees, and journeymen under this part shall be in conformity with the equal employment opportunity requirements of Executive Order 11246, as amended and 29 CFR part 30.

(5) Compliance with Copeland Act requirements. The Contractor shall comply with the requirements of 29 CFR part 3, which are incorporated by reference in this Contract.

(6) Contracts and Subcontracts. The Recipient, Subrecipient, the Recipient’s, and Subrecipient’s contractors and subcontractor shall insert in any Contracts the clauses contained herein in(a)(1) through (10) and such other clauses as the Department of Energy may by appropriate instructions require, and also a clause requiring the subcontractors to include these clauses in any lower tier subcontracts. The Recipient shall be responsible for the compliance by any subcontractor or lower tier subcontractor with all of the paragraphs in this clause.

(7) Contract termination: debarment. A breach of the Contract clauses in 29 CFR 5.5 may be grounds for termination of the Contract, and for debarment as a contractor and a subcontractor as provided in 29 CFR 5.12.

(8) Compliance with Davis-Bacon and Related Act requirements. All rulings and interpretations of the Davis-Bacon and Related Acts contained in 29 CFR parts 1, 3, and 5 are herein incorporated by reference in this Contract.

(9) Disputes concerning labor standards. Disputes arising out of the labor standards provisions of this Contract shall not be subject to the general disputes clause of this Contract. Such disputes shall be resolved in accordance with the procedures of the Department of Labor set forth in 29 CFR parts 5, 6, and 7. Disputes within the meaning of this clause include disputes between the Recipient, Subrecipient, the Contractor (or any of its subcontractors), and the contracting agency, the U.S. Department of Labor, or the employees or their representatives.

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(10) Certification of eligibility.

(i) By entering into this Contract, the Contractor certifies that neither it (nor he or she) nor any person or firm who has an interest in the Contractor’s firm is a person or firm ineligible to be awarded Government contracts by virtue of section 3(a) of the Davis-Bacon Act or 29 CFR 5.12(a)(1).

(ii) No part of this Contract shall be subcontracted to any person or firm ineligible for award of a Government contract by virtue of section 3(a) of the Davis-Bacon Act or 29 CFR 5.12(a)(1).

(iii) The penalty for making false statements is prescribed in the U.S. Criminal Code, 18 U.S.C. 1001.

(b) Contract Work Hours and Safety Standards Act. As used in this paragraph, the terms laborers and mechanics include watchmen and guards.

(1) Overtime requirements. No Contractor or subcontractor contracting for any part of the Contract work which may require or involve the employment of laborers or mechanics shall require or permit any such laborer or mechanic in any workweek in which he or she is employed on such work to work in excess of forty hours in such workweek unless such laborer or mechanic receives compensation at a rate not less than one and one-half times the basic rate of pay for all hours worked in excess of forty hours in such workweek.

(2) Violation; liability for unpaid wages; liquidated damages. In the event of any violation of the clause set forth in paragraph (b)(1) of this section, the Contractor and any subcontractor responsible therefor shall be liable for the unpaid wages. In addition, such Contractor and subcontractor shall be liable to the United States (in the case of work done under contract for the District of Columbia or a territory, to such District or to such territory), for liquidated damages. Such liquidated damages shall be computed with respect to each individual laborer or mechanic, including watchmen and guards, employed in violation of the clause set forth in paragraph (b)(1) of this section, in the sum of $10 for each calendar day on which such individual was required or permitted to work in excess of the standard workweek of forty hours without payment of the overtime wages required by the clause set forth in paragraph (b)(1) of this section.

(3) Withholding for unpaid wages and liquidated damages. The Department of Energy or the Recipient or Subrecipient shall upon its own action or upon written request of an authorized representative of the Department of Labor withhold or cause to be withheld, from any moneys payable on account of work performed by the Contractor or subcontractor under any such contract or any other Federal contract with the same prime Contractor, or any other federally-assisted contract subject to the Contract Work Hours and Safety Standards Act, which is held by the same prime contractor, such sums as may be determined to be necessary to satisfy any liabilities of such Contractor or subcontractor for unpaid wages and liquidated damages as provided in the clause set forth in paragraph (b)(2) of this section.

(4) Contracts and Subcontracts. The Recipient, Subrecipient, and Recipient’s and Subrecipient’s contractor or subcontractor shall insert in any Contracts, the clauses set forth in paragraph (b)(1) through (4) of this section and also a clause requiring the subcontractors to include these clauses in any lower tier subcontracts. The Recipient shall be responsible for compliance by any subcontractor or lower tier subcontractor with the clauses set forth in paragraphs (b)(1) through (4) of this section.

(5) The Contractor or subcontractor shall maintain payrolls and basic payroll records during the course of the work and shall preserve them for a period of three years from the completion of the Contract for all laborers and mechanics, including guards and watchmen, working on the Contract. Such records shall contain the name and address of each such employee, social security number, correct classifications, hourly rates of wages paid, daily and weekly number of hours worked, deductions made, and actual wages paid. The records to be maintained under this paragraph shall be made available by the Contractor or subcontractor for inspection, copying, or transcription by authorized representatives of the Department of Energy and the Department of Labor, and the Contractor or subcontractor will permit such representatives to interview employees during working hours on the job.

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(c) Recipient Functions (Only if applicable).

(1)	On behalf of the Department of Energy (DOE), Recipient shall perform the following functions:

(a) Obtain, maintain, and monitor all DBA certified payroll records submitted by the Subrecipients and Contractors at any tier under this Award;

(b) Review all DBA certified payroll records for compliance with DBA requirements, including applicable DOL wage determinations;

(c) Notify DOE of any non-compliance with DBA requirements by Subrecipients or Contractors at any tier, including any non-compliances identified as the result of reviews performed pursuant to paragraph (b) above;

(d) Address any Subrecipient and any Contractor DBA non-compliance issues; if DBA non-compliance issues cannot be resolved in a timely manner, forward complaints, summary of investigations and all relevant information to DOE;

(e) Provide DOE with detailed information regarding the resolution of any DBA non-compliance issues;

(f) Perform services in support of DOE investigations of complaints filed regarding noncompliance by Subrecipients and Contractors with DBA requirements;

(g) Perform audit services as necessary to ensure compliance by Subrecipients and Contractors with DBA requirements and as requested by the Contracting Officer; and

(h) Provide copies of all records upon request by DOE or DOL in a timely manner.

(2) All records maintained on behalf of the DOE in accordance with paragraph (1) above are federal government (DOE) owned records. DOE or an authorized representative shall be granted access to the records at all times.

(3) In the event of, and in response to any Freedom of Information Act, 5 U.S.C. 552, requests submitted to DOE, Recipient shall provide such records to DOE within 5 business days of receipt of a request from DOE.

27. GOVERNMENT INSIGHT

DOE and the Recipient are bound to each other by a duty of good faith and best effort to achieve the goals of the Project. DOE and the Recipient agree to provide early notification to each other of problems or issues which may arise in the performance of this Project, and to work collaboratively to resolve problems.

The Recipient is responsible for the overall Project, including execution, technical and project management, reporting, financial and administrative matters.

In recognition of the significance of this Project to the nation’s energy infrastructure and energy agenda the Recipient agrees to provide additional access to project related information. The DOE Program Manager or their designee will be provided access, on a non-interference basis, to technical and project status meetings or tests via telephone or in person to better understand the progress and challenges of the Project. DOE may participate in meetings, reviews, and tests and may provide input and comment but has no right of approval or direction. The Recipient shall notify the DOE Program Manager of meetings, reviews, or tests and provide related documents reasonably in advance to permit insight. The Recipient is not expected to delay any aspect of performance to accommodate DOE insight.

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DOE federal employees are subject to the provisions of the Trade Secrets Act. If DOE contractor support personnel participate they shall be subject to appropriate obligations of confidentiality to DOE.

28. NO COST EXTENSION—REQUIREMENT FOR TIMELY DELIVERABLES

In recognition of the significance of this Project to the nation’s energy infrastructure and energy agenda the DOE requests any extension to the Project period be coordinated in advance, in writing, with the cognizant DOE Contracting Officer. The Recipient is requested to provide a proposed end date, the reason for the extension, an explanation how the Project will be completed by the proposed end date, a positive statement that the available funding on the award is adequate to complete the Project, and a positive statement that all Project costs will be submitted to DOE in sufficient time to allow for payment no later than September 30, 2015.

If DOE agrees with the need for an extension and the request is fully supported the Contracting Officer shall issue a modification to the award with the revised project period.

The Recipient does have the right to unilaterally extend the award one time for up to one year. However, any one-time, no cost extension will not change the requirements for deliverables or milestone dates unless agreed to in writing by DOE.

29. FAILURE TO RECEIVE OR RECISSION OF REGULATORY AND OTHER REQUIRED PROJECT APPROVALS

In the event the project fails to secure required approval(s) from a Public Utility Commission or similar regulatory or other body required to grant approvals for the project to proceed, or prior approvals are rescinded, the Recipient shall immediately notify the DOE Contracting Officer and Technical Project Officer. In addition, the Recipient shall immediately halt project work on the portion of the project that was subject to required approval(s). Within three working days of the notification of such event, the DOE Contracting Officer and Technical Project Officer shall initiate an examination, with the Recipient, of the impact of the withheld or withdrawn approvals on the project’s objectives. This review shall include, but is not limited too, the Recipient’s continued ability to provide their cost share; the ability to meet the project’s technical objectives; the ability of the project to complete data and metrics objectives, including agreed to consumer behavior studies; the ability of the project to complete work on schedule. Upon completion of the examination of the impact, the Contracting Officer will issue direction as to whether the project shall proceed as planned, proceed in a modified form or be terminated. If the project is modified or terminated, the recipient will not be liable for repayment of DOE funds received and reimbursed. Further, if the project is modified or terminated, DOE shall maintain its responsibility to pay its share of all allowable project costs incurred by the recipient but not yet submitted for reimbursement to DOE through the date of termination. The DOE will have the unilateral right to deobligate any federal funds over and above those required to meet our reduced obligation.

30. PROJECT DELIVERABLES

A. CYBER SECURITY PLAN

The Recipient is required to submit to the DOE Technical Project Officer, a plan for how it will address cyber security requirements. Failure to submit an acceptable cyber security plan within a reasonable time frame may result in termination of the award. In addition, failure to effectively implement the DOE approved cyber security plan may result in termination of the award.

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The cyber security plan shall describe the Recipient’s approach to detect, prevent, communicate with regard to, respond to, or recover from system security incidents. The plan shall address the following areas from both a technical and a management (organizational) perspective:

•	Risk Assessment (focusing on vulnerabilities and impact);

•	Risk Mitigation (focusing on vulnerabilities and impact);

•	Standards;

•	Quality Assurance;

•	Impact on Overall Grid Security.

This plan shall be consistent with the cyber security approach provided in the proposal, modified or enhanced as necessary to address any issues identified by DOE during negotiations. The plan is to be submitted within 30 calendar days of the date the Contracting Officer signs the award agreement. Thereafter, the Contracting Officer will provide approval or non-approval with comments. If the Recipient is required to resubmit its plan, the revised plan is due within 15 working days of receipt of DOE’s comments.

B. PROJECT EXECUTION PLAN

The Recipient is required to submit to the DOE Technical Project Officer a draft Project Execution Plan (PEP) within 30 calendar days of the date the Contracting Officer signs the award agreement and a final PEP within 60 days of the date the Contracting Officer signs the award agreement in the format outlined below. The elements of the Project Execution Plan should be consistent with the Management Plan, Project Schedule, and Risk Management discussions contained in the Recipient’s proposal in the application submitted in response to Funding Opportunity Announcement Number DE-FOA-0000058 and with the detailed budget submission.

The intent of the Project Execution Plan is to provide the DOE with appropriate understanding and insight into the approach and methodology the Recipient will use to manage the project to successful completion. The Recipient is expected to use a set of tailored project management tools and techniques in the management of their projects. It will also provide the baseline against which the Recipient will provide status of progress on project execution. This clause is not intended to limit or restrict the Recipient’s ability to implement any management systems or controls deemed necessary for the management of the project, except as otherwise provided by law or this agreement.

The PEP provided to DOE will contain the following items:

•	A description of the project including the end product or end result being accomplished

•	Work Breakdown Structure (WBS) to Level 2, with dictionary

•	Integrated Schedule

•	Performance Measurement Baseline (PMB)

•	A Listing of Major Project Milestones tied to the WBS and PMB

•	The Project Responsibility Assignment Matrix for the WBS

•	Project Risk Management Plan

The methodology and approach used to meet the various requirements listed in the PEP should be tailored appropriately in consideration of the complexity, cost, and risks of each project. Requirements must be addressed to the extent necessary and practical for managing the project. Tailoring may involve consolidation of decisions, documentation, substituting equivalent documents, or concurrency of processes. Tailoring does not imply the omission of essential elements.

All of the PEP elements or an equivalent will be required for all projects, but their initial character/attributes and subsequent implementation can vary based on project size.

A common structure for reporting the current status of SGIG projects will be used to deliver project status and assessment information to DOE. SGIG projects will provide the following data. These data will be compiled into status reports to assist DOE in its reporting requirements under the Recovery Act.

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The Recipient shall use the following template to submit the Project Execution Plan Template;

Section 1 – Cover and Signature Pages

1.1 Cover Page

The cover page should include the title of the document, document control number, project name, project number, site name, document date, restrictions or classification (as applicable), and any appropriate disclaimers.

1.2 Revisions Page

All revision numbers and associated dates should be captured along with the date the document was approved.

1.3 Signature Page

The signature page (only one page in length) is the second page and should contain the following:

•	Project name and number

•	Site name

•	Date

•	Restrictions or classification

•	Approval authority

•	Signature block for the primary author

1.4 Table of Contents

The document table of contents should include lists of tables and figures.

1.5 Acronyms List

The list should include acronyms used in the document and their definitions.

Section 2 – Main Body

2.1 Introduction

In this section, the awardee should briefly describe the PEP and the major participants involved in the project. Example text is provided below.

This document is the Project Execution Plan (PEP) for the name of SGIG Project. It sets forth roles and responsibilities, project baselines, and project risks.

This PEP will be updated as required and reviewed at least annually until the project is complete.

2.2 Project Description

Provide a summary-level description of the project, including:

•	Project objectives

•	Major system components and their functions

•	Major project assumptions and uncertainties

2.3 Management Structure

The project organization should be described, including an organization chart that identifies the various participants, their roles and responsibilities, interfaces and reporting relationships. If certain vendors or contractors have not yet been chosen, identify their roles in a generic fashion.

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Section 3 – Tailoring Strategy

This section should document how the PEP requirements will be met through a tailored application of project management and project controls.

Tailoring is a flexible approach that allows appropriate levels of effort or analytical rigor to be used in fulfilling all requirements. Tailoring does not mean waiving requirements, nor does it imply the omission of essential elements in the acquisition process.

Section 4 – Project Baseline

4.1 Performance Management Baseline (PMB)

The PMB is a time-phased budget plan for accomplishing work, against which performance is measured. It includes the budgets assigned to scheduled control accounts and the applicable indirect budgets. The PMB should represent the monetized value of all work expected to be accomplished under the project. It represents the Budgeted Cost of Work Scheduled (BCWS) element in the online web-based Project Management Reporting System.

Technical performance parameters and deliverables should define key features of the project and how it/they will perform when completed at Project Close Out including characteristics (quantity, size, etc.), functions, requirements, or the design basis that, if changed, would have a major impact on system or facility performance. It includes all costs for both Federal and recipient.

4.1.1 Work Breakdown Structure (WBS) and WBS Dictionary

The WBS is the product-oriented grouping of project elements that organize and define the total scope of the project. A WBS Dictionary is a listing of WBS elements with a short description of the work scope content in each element. The Dictionary helps ensure consistent understanding and use of the WBS elements among all of the WBS users.

Provide WBS Level 2 and WBS Dictionary listing of work breakdown structure elements with a short description of the work scope content in each element. For the purposes of the PEP due to DOE, WBS Level 1 should be the project that the SGIG grant is funding, e.g., Smart Grid West Virginia.

4.1.2 Integrated Schedule

The integrated schedule should display duration and linkages of the various tasks required to accomplish the project and should display the project’s critical path. Preferentially the integrated schedule will be provided as a Gantt chart with the task identified and planned start and completion dates listed.

4.2 List of Major Project Milestones

Provide a list of the major project milestones. Examples of the types of major milestones could be the completion of design for communications architecture, initiation of Phase I meter installation, and receipt of state Public Utilities Commission (PUC) approval. The list should describe the milestone and the planned milestone date. If using an early start/late start milestone planning approach, identify which date.

4.3 Project Responsibility Assignment Matrix

The Project Responsibility Assignment Matrix allocates responsibility for accomplishment of the outcome of a specific element identified in the WBS to a specific individual.

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Section 5 – Project Risk Management/Oversight

5.1. Risk Management

A Risk Management Plan (RMP) should be prepared to identify and manage those events that could threaten the project’s success. The RMP should describe the policies and practices for managing risk and a summary of the results of your risk analysis. The identification, evaluation, associated handling strategy or action, and the ultimate disposition of each risk should be documented.

To the extent that it covers these factors, the risk management section of your proposal can be used as the RMP.

At a minimum, the RMP should comprise a table that provides the following risk event information.

Event ID No.	Event Title	Event Description	Likelihood of Occurrence	Event Consequence	Handling Strategy	Cost/Schedule Impact	Comments

C. METRICS AND BENEFITS REPORTING PLAN

The Recipient is required to develop and implement a plan for the collection and reporting of project-related metrics and benefits, as stated in the Smart Grid Investment Grant (SGIG) Funding Opportunity Announcement (DE-FOA-000058). This information will be used by DOE to assess the impact of smart grid technology deployed by the SGIG program. More information on the types of metrics and benefits DOE is interested in examining are provided in the “Guidebook for ARRA Smart Grid Program Metrics and Benefits” (Guidebook), dated December 7, 2009. The Recipient is encouraged to work collaboratively with DOE to seek guidance and clarification regarding questions in completing its Metrics and Benefits Reporting Plan.

1. Plan Outline

The Recipient shall be responsible for developing and submitting a Metrics and Benefits Plan that is consistent with its SGIG proposal and provides a sufficiently detailed description of how metrics information will be developed and reported to DOE. The Metrics and Benefits Plan shall include at a minimum the following information:

•	Discussion of Project Metrics and Benefits:

•

An identification with pertinent descriptions of the specific build and impact metrics that will be reported to DOE. The metrics will apply to the total project supported both by DOE and cost-shared funds. These metrics are described in more detail in Appendix A of the Guidebook.

•

Sufficient information so that build metrics can be correlated with numbers and types of customers (i.e., residential, commercial, industrial), the extent of service area covered, and how funding is allocated against equipment, as well as with other related build metrics (e.g., type of dynamic pricing program correlated with metering features). Build metrics will include the numbers and types of jobs created.

•

A description of the types of data, including their characteristics (e.g., frequency of measurement, units), and the calculations used to derive impact metrics. Assumptions or ranges of input values used should be provided.

•	A description of how impact metrics would lead to benefits with recommendations for how benefits would be quantitatively estimated.

•

Baseline values for each build and impact metric, including the basis and methods applied for calculating baseline information (e.g., application of normalization, averaging or forecasting approaches).

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•	Implementation:

•

Provide a schedule showing how the reporting of build and impact metrics coincides with the deployment of smart grid technology and key decision milestones (e.g., implementation of approved dynamic pricing tariffs).

•	Present approaches for collaboration between DOE and the Recipient (including representative organizations) to discuss key issues and share valuable information derived from the project.

•	Reporting:

•	Present the schedule for reporting build and impact metrics and benefits, as specified in Attachment B, Federal Assistance Reporting Checklist and Instructions.

2. Consistency and Data Quality

DOE expects to work collaboratively with the Recipient to develop consistency and quality in the methods used to calculate metrics and develop appropriate baselines. It is the Recipient’s responsibility to collect and assemble data required to produce the metrics and benefits. In addition, the Recipient shall be available to answer questions DOE may have regarding how the metrics were developed.

3. Plan Development and Submittal

Within 60 days following the award of a grant, the Recipient is required to submit to DOE a draft Metrics and Benefits Reporting Plan. The Recipient is encouraged to work collaboratively with DOE to seek guidance and clarification regarding questions in completing the Metrics and Benefits Reporting Plan. The Recipient shall submit a draft final Metrics and Benefits Reporting Plan within 30 days following the receipt of written comments from DOE. The draft final plan will be considered final once approved by DOE.

D. CONSUMER BEHAVIOR STUDY PLAN (NOT APPLICABLE)

Special Note: This clause only applies to recipients who proposed in their application submitted in response to the Funding Opportunity Announcement Number DE-FOA-0000058 to conduct a consumer behavior study with control and randomized treatment groups. Recipients may opt out of this program after discussion with their Technical Project Officer.

Recipients who proposed conducting a consumer behavior study with control and randomized treatment groups, as stated in the Smart Grid Investment Grant (SGIG) Funding Opportunity Announcement (DE-FOA-000058) are required to develop and implement a plan to carefully evaluate the behavior of consumers with respect to the dynamic pricing of electricity rates. More information on the approach recommended for these studies, including the types of data that would be made available, is provided in Appendix D of the “Guidebook for ARRA Smart Grid Program Metrics and Benefits” (Guidebook), dated December 7, 2009, as amended from time to time.

Within 90 days following the award of a grant, the Recipient is required to submit to DOE a Consumer Behavior Study Plan. In addition, the Recipient is required to submit interim and final Evaluation Reports (Attachment B, Federal Assistance Reporting Checklist and Instructions). The Recipient is encouraged to work closely with DOE in developing this plan, as well as throughout the study period. DOE expects that final submitted Consumer Behavior Study Plan shall be consistent with the requirements of the SGIG FOA, and adhere to well-established and theoretically appropriate methods.

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1. Plan Outline

The Recipient is responsible for developing and submitting a Consumer Behavior Study Plan consistent with its SGIG proposal and provide a more detailed description of how the dynamic pricing with randomization component of its project will be designed, implemented, evaluated, and reported to DOE. The Consumer Behavior Study Plan shall include at a minimum the following:

•	Project Design:

•	Identify key research questions to be addressed in the project;

•	Describe how the project will be marketed to customers and how customers will participate (e.g., opt-in, opt-out, randomly assigned);

•	Describe the target population and sample and how it will be stratified and developed;

•

Describe control and treatment groups that will be represented (e.g., pricing, technology, education) and how customers will be assigned to each group (e.g., opt-in, opt-out, randomly assigned) based on desired levels of confidence and precision within the analysis;

•	Describe the specific rate design(s) that will be tested and controlled for, as well as what price levels will be used;

•	Describe specific enabling technologies, if any, that will be tested and controlled for;

•	Describe the specific feedback information approaches and/or methods, if any, that will be tested and controlled for;

•

Describe customer characteristic information that will be collected from each participant (see Appendix D of the Guidebook for minimum requirements) and methods that will be used to collect this information (e.g., field survey, utility customer database). Stipulate if this information will be reported to DOE at the customer level or the customer-cohort level. If results are reported at the customer-cohort level, the Recipient shall ensure that cohort level data has at least three customers in each “cell”.

•	Implementation:

•

Provide a milestone schedule for the implementation phase of the project, including expected dates for obtaining regulatory approval and for submitting the draft Evaluation Report, as specified in Attachment B, Federal Assistance Reporting Checklist and Instructions;

•	Describe how the target sample will be maintained throughout the duration of the project;

•	Describe the data collection process that will be required for the evaluation.

•	Evaluation:

•	Describe methodology that will be used to evaluate the key research questions;

•	Describe data requirements to complete the evaluation;

•	Describe what kinds of information will be reported as an output from the evaluation.

•	Data Reporting:

•

Describe the frequency of reporting with respect to the Consumer Behavior Study Plan, Interim and Final Evaluation Reports, and data, as specified in Attachment B, Federal Assistance Reporting Checklist and Instructions.

2. Regulatory Approval Process

Where required, the Recipient shall seek approval from the applicable regulatory authority and/or oversight body to implement the dynamic pricing with randomization project.

If the Recipient receives approval from the applicable regulatory body and/or oversight board for the dynamic pricing with randomization project consistent with what is specified in the approved Consumer Behavior Study Plan, the study may proceed under current funding levels.

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31. ADVANCE UNDERSTANDING FOR FEDERAL INCOME TAX TREATMENT

The Recipient and the Department of Energy (DOE) understand that the Recipient’s project scope, budget and project execution plan are based on the assumption that the Smart Grid Investment Grant (SGIG) funds provided by DOE will be considered nontaxable income under Internal Revenue Code (IRC) 118(a). As of the date of this Agreement, the Internal Revenue Service (“IRS”) has not yet issued guidance or otherwise made a determination regarding the applicability of IRC 118(a) under the SGIG program. For this reason and so that the Recipient is not prejudiced by an IRS determination following the execution of this Agreement, the process set out below will be followed in the circumstances described:

(A) In the event the IRS declines to issue guidance by May 1, 2010 providing that some or all of SGIG grant funds may be treated as nontaxable income under IRC 118(a) under the terms and conditions of this Agreement, Recipient may elect to reopen this Agreement for negotiation as provided for below.

(B) In the event IRS determines that terms and conditions which differ from those contained in this Agreement would permit all or some of the SGIG funds to be treated as nontaxable income and in the event DOE offers to modify the standard terms and conditions for other SGIG recipients in order to cause all or some portion of the SGIG grant funds to be treated by IRS as nontaxable capital contributions, the DOE Contracting Officer shall notify the Recipient of the proposed modification(s).

(C) Within the earliest of (i) thirty calendar days after delivery of a notification by DOE that the IRS has advised that the IRS has declined to issue guidance providing that some or all of SGIG grant funds may be treated as nontaxable income under IRC 118(a); (ii) fourteen calendar days after the date of notice from the Contracting Officer of a modification of the Agreement provided for in (B) above to support treatment as nontaxable capital contributions; or (iii) by May 14, 2010 if IRS has failed to issue guidance by May 1, 2010, the Recipient shall notify the DOE Contracting Officer and Technical Project Officer as to whether the Recipient elects (1) to proceed with the project as planned, or (2) to reopen this Agreement (including the scope of the project) for negotiation to reflect impacts to the project. If Recipient elects to reopen this Agreement for negotiations, DOE and Recipient shall dedicate authorized representatives to negotiate in good faith.

(D) If the parties have not satisfactorily concluded negotiations after a period of sixty calendar days: (i) DOE may elect to terminate such negotiations; (ii) Recipient may elect to terminate such negotiations and may, but shall not be required to, terminate this Agreement in its entirety in accordance with 10 C.F.R. § 600.351(a) (3). If the project is modified or terminated pursuant to this Provision of the Agreement, allowable costs will not include costs incurred after the effective date of the termination and the Recipient authorizes DOE to deobligate amounts in excess of the amounts incurred at the effective date of the termination. In the event of modification of the project scope or termination of the Agreement pursuant to this Provision, DOE shall have no liability for any termination costs. If the project is modified or terminated pursuant to this Section 31, Recipient shall not be liable for repayment of DOE funds received that are otherwise allowable through the date of such modification or termination.

For Official Use Only	31

Applicant Name: PECO Energy Company                     Award Number: DE-OE0000207                 Attachment A

Budget Information - Non Construction Programs (Total for Period 10/1/2009 to 9/30/2012)         ($ in thousands)

OMB Approval No. 0348-0044

Section A - Budget Summary
	Catalog of Federal Domestic Assistance	Estimated Unobligated Funds		New or Revised Budget
Grant Program Function or Activity (a)	Number (b)	Federal (c)	Non-Federal (d)	Federal (e)	Non-Federal (f)	Total (g)
1. Smart Grid Investment Grant	81.122			$200,000,000	$236,635,677	$436,635,677
2.
3.
4.
5. Totals (Direct Charges)

Section B - Budget Categories
		Grant Program, Function or Activity
		(1) Year One	(2) Year Two	(3) Year Three		Total (5)
6. Object Class Categories
a. Personnel		$6,054,004	$11,132,739	$5,107,147		$22,293,890
b. Fringe Benefits		$0	$0	$0		$0
c. Travel		$0	$0	$0		$0
d. Equipment		$4,406,000	$10,177,000	$5,533,000		$20,116,000
e. Supplies		$8,585,000	$57,900,500	$72,229,000		$138,714,500
f. Contractual		$81,709,137	$119,060,450	$30,045,700		$230,815,287
g. Construction		$0	$0	$0		$0
h. Other		$0	$0	$0		$0
i. Total Direct Charges (sum of 6a-6h)		$100,754,141	$198,270,689	$112,914,847		$411,939,677
j. Indirect Charges		$10,538,400	$11,232,400	$2,925,200		$24,696,000
k. Totals (sum of 6i-6j)		$111,292,541	$209,503,089	$115,840,047		$436,635,677

7. Program Income						$0

	Page 1 of 4	SF-424A (Rev. 4-92)
Previous Edition Usable		Prescribed by OMB Circular A-102
Authorized for Local Reproduction

Attachment A

Section C - Non-Federal Resources
(a) Grant Program		(b) Applicant	(c) State	(d) Other Sources	(e) Totals
8. Smart Grid Investment Grant		$236,635,676			$236,635,676
9.
10.
11.
12. Total (sum of lines 8 - 11)

Section D - Forecasted Cash Needs
	Total for 1st Year	1st Quarter	2nd Quarter	3rd Quarter	4th quarter
13. Federal	$55,646,270	$13,911,568	$13,911,568	$13,911,567	$13,911,567
14. Non-Federal	$55,646,271	$13,911,568	$13,911,568	$13,911,568	$13,911,567
15. Total (sum of lines 13 and 14)	$111,292,541	$27,823,136	$27,823,136	$27,823,135	$27,823,134

Section E - Budget Estimates of Federal Funds Needed for Balance of the Project
		Future Funding Periods (Years)
(a) Grant Program		(b) First	(c) Second	(d) Third	(e) Fourth
16. Smart Grid Investment Grant		$104,751,544	$39,602,186
17.
18.
19.
20. Total (sum of lines 16-19)		$104,751,544	$39,602,186

Section F - Other Budget Information

21. Direct Charges		22. Indirect Charges

23. Remarks

	Page 2 of 4	SF-424A (Rev. 4-92)
Previous Edition Usable		Prescribed by OMB Circular A-102
Authorized for Local Reproduction

DOE F 4600.2	Attachment B
(2/09)	U.S. Department of Energy
All Other Editions Are Obsolete	FEDERAL ASSISTANCE REPORTING CHECKLIST
AND INSTRUCTIONS

1. Identification Number: DE-OE 0000207		2. Program/Project Title: Smart Future Greater Philadelphia (SFGP)
3. Recipient:
PECO Energy Company.
4. Reporting Requirements:		Frequency	No. of Copies	Addressees
A. MANAGEMENT REPORTING
☒ Progress Report		M/Q	1	http://www.smartgrid.gov/teams/home
☒ Special Status Report		A	1	malik.simone@hq.doe.gov and steve.waslo@ch.doe.gov
B. SCIENTIFIC/TECHNICAL REPORTING
(Reports/Products must be submitted with appropriate DOE F 241. The 241 forms are available at www.osti.gov/elink.)		Not Applicable
Report/Product	Form
☐ Final Scientific/Technical Report	DOE F 241.3
☐ Conference papers/proceedings*	DOE F 241.3			http://www.osti.gov/elink-2413
☐ Software/Manual	DOE F 241.4			http://www.osti.gov/elink-2413
☐ Other (see special instructions)	DOE F 241.3			http://www.osti.gov/estsc/241-4pre.jsp
* Scientific and technical conferences only
C. FINANCIAL REPORTING
☒ SF-425 Federal Financial Report		Q	1	malik.simone@hq.doe.gov and steve.waslo@ch.doe.gov
D. CLOSEOUT REPORTING
☐ Patent Certification
☒ Property Certification		F	1	malik.simone@hq.doe.gov and
☐ Other				steve.waslo@ch.doe.gov
E. OTHER REPORTING
☐ Annual Indirect Cost Proposal
☒ Annual Inventory of Federally Owned Property, if any		Y	1	http://www.smartgrid.gov/teams/home
☒ Other – Recovery Act		Q, S, A	1	malik.simone@hq.doe.gov and steve.waslo@ch.doe.gov

FREQUENCY CODES AND DUE DATES:

A -     Within 5 calendar days after events or as specified.

F -     Final; 90 calendar days after expiration or termination of the award.

Y -     Yearly; 90 days after the end of the reporting period.

S -     Semiannually; within 30 days after end of reporting period.

Q -     Quarterly; within 30 days after end of the reporting period.

*All submissions to DOE shall be by e-mail.

5. Special Instructions:

Other Reporting:

Details regarding the data elements set forth below are provided in the “Guidebook for ARRA Smart Grid Program Metrics and Benefits”, or Guidebook, dated December 7, 2009, provided separately.

A. Reporting of Cumulative Jobs Created/Retained

•

For the first six months of this award the Recipient must report the data specified in this section on a monthly basis beginning with the quarter of the effective date of the award. After the six month period the reporting frequency shall be quarterly unless the Office of Management and Budget authorizes continued monthly reporting.

•	Recipient will provide the data required in this section via a mutually agreed upon format and media to DOE.

•

Recipients will report the cumulative number of jobs directly created or retained by project and activity or contract. Recipients will be required to report these direct jobs numbers by labor categories, as provided below:

•	Managers

•	Engineers

•	Computer-related Occupations

•	Environmental and Social Scientists

•	Construction, Electrical and Other Trades

•	Analysts,

•	Business Occupations

•	Recording, Scheduling, Computer Operator Occupations

•

A job created is a new position created and filled or an existing unfilled position that is filled as a result of the Recovery Act; a job retained is an existing position that would not have been continued to be filled were it not for Recovery Act funding. A job cannot be counted as both created and retained. Also, only compensated employment in the United States or outlying areas should be counted. See 74 FR 14824 for definitions.

•

The estimate of the number of jobs required by the Recovery Act should be expressed as “full-time equivalents” (FTE), which is calculated as total hours worked in jobs created or retained divided by the number of hours in a full-time schedule, defined here as 2,080 hours per calendar year. The FTE estimates must be reported cumulatively each calendar quarter.

•

Prime recipients of these grants must include in the aggregate number an estimate of jobs created and retained on projects and activities managed by their funding sub-recipients (including prime and sub-prime contractors).

•

Recipients will have the option to report on the employment impact on materials and equipment suppliers and central service providers (so-called “indirect” jobs). Employees who are not directly charged to Recovery Act supported projects/activities, who, nonetheless, provide critical indirect support are considered indirect jobs created/retained. Recipients will not be required to report on the employment impact on the local community (“induced” jobs).

•

The requirement for reporting jobs is based on a simple calculation used to avoid overstating the number of other than full-time, permanent jobs. This calculation converts part-time or temporary jobs into “full-time equivalent” (FTE) jobs. In order to perform the calculation, a recipient will need the total number of hours worked that are funded by the Recovery Act by category and the total number of hours worked for the entire project by labor category. The number of hours in a full-time schedule for a quarter will equal 520 (one-quarter of 2,080).

The two formulas for reporting Cumulative Jobs Created/Retained are represented as:

“Cumulative Recovery Act Funded Hours Worked (qtr 1...n)” divided by

“cumulative hours in a full-time schedule”

“Cumulative Total Project Hours Worked (qtr 1...n)” divided by

“cumulative hours in a full-time schedule”

B. Reporting Requirements for Metrics and Benefits

The recipient is required to report Build Metrics on a quarterly basis and Impact Metrics and Benefits on a semi-annual basis following the award date. Baseline data will be provided as specified within the Metrics and Benefits Reporting Plan. The recipient will provide this information in a mutually agreed upon format and media to a location identified by DOE.

C. Reporting Requirements for Consumer Behavior Studies

Special Note: This section only applies to recipients who proposed in their application submitted in response to the Funding Opportunity Announcement Number DE-FOA-0000058 to conduct a consumer behavior study with control and randomized treatment groups

C.1 Evaluation Reports

Participating recipients shall submit a comprehensive interim Evaluation Report, within 360 days following commencement of the Consumer Behavior Study, and a final Evaluation report at completion of the study, as specified in the Consumer Behavior Study Plan. Participating recipients shall submit a draft of both the interim and final Evaluation Reports to DOE and make a good faith effort to address issues raised by DOE in the final version of the Evaluation Reports. The Evaluation Reports shall include at a minimum:

1.	Overview of the project, including its goals;

2.	Description of how the project was designed and implemented to achieve these goals;

3.	Synopsis of the evaluation framework and methodology; and

4.	Summary of the results and lessons learned.

The Final Evaluation Report will be made available to the public; confidential information should not be included.

C.2 Provision of Project Data

The recipient shall be responsible for submitting comprehensive data that was used, or served as the foundation, for the analysis of the dynamic pricing with randomization project, as defined within the Consumer Behavior Study Plan. Please refer to Appendix D of the Guidebook. The recipient will provide customer-level data in a mutually agreed upon format and media to DOE, or an entity designated by DOE (e.g. a national laboratory). It is expected that the data provided to DOE shall have gone through the necessary quality assurance processes internal to the recipient in order to ensure the data is accurate and complete. This data shall be consistent with requirements outlined in the final submitted Consumer Behavior Study Plan.

The data will be publicly available for subsequent analysis and evaluation for those interested in assessing and better understanding the impacts that dynamic pricing enabled by the smart grid can have on customer behavior. The identity of specific customers shall not be included with the data. To protect customer confidentiality, masked customer identifiers shall be provided for individual customers.

It is expected that the data will include at a minimum the following data elements for each customer: 1) hourly interval data for electric consumption, tariff pricing (i.e., retail rate level in effect), and weather; 2) customer characteristics (as described in Appendix D of the Guidebook); and 3) hourly electricity usage data for 12-18 months prior to the dynamic pricing project.

Federal Assistance Reporting Instructions (2/09)

A. MANAGEMENT REPORTING

Progress Report

The Progress Report must provide a concise narrative assessment of the status of work and include the following information and any other information identified under Special Instructions on the Federal Assistance Reporting Checklist. The Recipient must report data specified in this section monthly for the first six months of the award and quarterly thereafter unless the monthly frequency is approved by the Office of Management and Budget. The Recipient will provide the data required in the Progress Report via an e-mail or mutually agreed upon format and media.

1.	The DOE award number and name of the recipient.

2.	The project title and name of the project director/principal investigator.

3.	Date of report and period covered by the report.

4.	A comparison of the actual accomplishments with the goals and objectives established for the period and reasons why the established goals were not met.

5.	A discussion of what was accomplished under these goals during this reporting period, including major activities, significant results, major findings or conclusions, key outcomes or other achievements. This section should not contain any proprietary data or other information not subject to public release. If such information is important to reporting progress, do not include the information, but include a note in the report advising the reader to contact the Principal Investigator or the Project Director for further information.

6.	Any changes in approach or aims and reasons for change. Remember significant changes to the objectives and scope require prior approval by the contracting officer.

7.	Actual or anticipated problems or delays and actions taken or planned to resolve them.

8.	Any absence or changes of key personnel or changes in consortium/teaming arrangement.

9.	A description of any product produced or technology transfer activities accomplished during this reporting period, such as:

A.	Publications (list journal name, volume, issue); conference papers; or other public releases of results.

B.	Web site or other Internet sites that reflect the results of this project.

C.	Networks or collaborations fostered.

10.	The recipient will provide monthly project execution data in a mutually agreed upon format and media to DOE. It is expected that the dataset provided to DOE shall have gone through the necessary quality assurance processes internal to the recipient in order to ensure the data is accurate and complete.

A. Project Value Management System (PVMS) Reporting — The input of PVMS data described below will be required. PVMS reporting will be at the Project Level.

Field		Definition/Metrics	Field Type

ACWP	Actual Cost of Work Performed	The cost actually incurred for the work accomplished during the month.	Input

BCWP	Budgeted Cost of Work Performed	Sum of all budgets for all completed work and the completed portions of ongoing work. Total budget for the scope that was actually accomplished during the month	Input

BCWS	Budgeted Cost of Work Scheduled	Planned accomplishment established in performance measurement baseline.	Input

ETC	Estimate to Complete	Current estimate for the remaining project scope. This is the estimate for all remaining work excluding contingencies.	Input

BAC	Budget at Completion	Sum of all budgets allocated to a project excluding management reserve	Input

B. Risk Management Data Reporting – Recipients will submit updates of the Risk Management Plan (RMP) to DOE in the event of changes to the risk profile data required as part of the Project Execution Plan (PEP).

Special Status Report

The recipient must report the following events by e-mail as soon as possible after they occur:

1.	Developments that have a significant favorable impact on the project.

2.	Problems, delays, or adverse conditions which materially impair the recipient’s ability to meet the objectives of the award or which may require DOE to respond to questions relating to such events from the public The recipient must report any of the following incidents and include the anticipated impact and remedial action to be taken to correct or resolve the problem/condition:

a.	Any single fatality or injuries requiring hospitalization of five or more individuals.

b.	Any significant environmental permit violation.

c.	Any verbal or written Notice of Violation of any Environmental, Safety, and Health statutes.

d.	Any incident which causes a significant process or hazard control system failure.

e. Any event which is anticipated to cause a significant schedule slippage or cost increase.

f. Any damage to Government-owned equipment in excess of $50,000.

g. Any other incident that has the potential for high visibility in the media.

B.	SCIENTIFIC/TECHNICAL REPORTS—Not applicable to this award.

Final Scientific/Technical Report

Content. The final scientific/technical report must include the following information and any other information identified under Special Instructions on the Federal Assistance Reporting Checklist:

1.	Identify the DOE award number; name of recipient; project title; name of project director/principal investigator; and consortium/teaming members.

2.	Display prominently on the cover of the report any authorized distribution limitation notices, such as patentable material or protected data. Reports delivered without such notices may be deemed to have been furnished with unlimited rights, and the Government assumes no liability for the disclosure, use or reproduction of such reports.

3.	Provide an executive summary, which includes a discussion of 1) how the research adds to the understanding of the area investigated; 2) the technical effectiveness and economic feasibility of the methods or techniques investigated or demonstrated; or 3) how the project is otherwise of benefit to the public. The discussion should be a minimum of one paragraph and written in terms understandable by an educated layman.

4.	Provide a comparison of the actual accomplishments with the goals and objectives of the project.

5.	Summarize project activities for the entire period of funding, including original hypotheses, approaches used, problems encountered and departure from planned methodology, and an assessment of their impact on the project results. Include, if applicable, facts, figures, analyses, and assumptions used during the life of the project to support the conclusions.

6.	Identify products developed under the award and technology transfer activities, such as:

a.	Publications (list journal name, volume, issue), conference papers, or other public releases of results.

b.	Web site or other Internet sites that reflect the results of this project; c. Networks or collaborations fostered; d. Technologies/Techniques;

e.	Inventions/Patent Applications, licensing agreements; and

f.	Other products, such as data or databases, physical collections, audio or video, software or netware, models, educational aid or curricula, instruments or equipment.

7.	For projects involving computer modeling, provide the following information with the final report:

a.	Model description, key assumptions, version, source and intended use;

b.	Performance criteria for the model related to the intended use;

c.	Test results to demonstrate the model performance criteria were met (e.g., code verification/validation, sensitivity analyses, history matching with lab or field data, as appropriate);

d.	Theory behind the model, expressed in non-mathematical terms;

e.	Mathematics to be used, including formulas and calculation methods;

f.	Whether or not the theory and mathematical algorithms were peer reviewed, and, if so, include a summary of theoretical strengths and weaknesses;

g.	Hardware requirements; and

h.	Documentation (e.g., users guide, model code).

Electronic Submission. The final scientific/technical report must be submitted electronically via the DOE Energy Link System (E-Link) accessed at http://www.osti.gov/elink-2413.

Electronic Format. Reports must be submitted in the ADOBE PORTABLE DOCUMENT FORMAT (PDF) and be one integrated PDF file that contains all text, tables, diagrams, photographs, schematic, graphs, and charts.

Submittal Form. The report must be accompanied by a completed electronic version of DOE Form 241.3, “U.S. Department of Energy (DOE), Announcement of Scientific and Technical Information (STI).” You can complete, upload, and submit the DOE F 241.3 online via E-Link. You are encouraged not to submit patentable material or protected data in these reports, but if there is such material or data in the report, you must: (1) clearly identify patentable or protected data on each page of the report; (2) identify such material on the cover of the report; and (3) mark the appropriate block in Section K of the DOE F 241.3. Reports must not contain any limited rights data (proprietary data), classified information, information subject to export control classification, or other information not subject to release. Protected data is specific technical data, first produced in the performance of the award that is protected from public release for a period of time by the terms of the award agreement.

Protected Personally Identifiable Information (PII). Management Reports must not contain any Protected PII. PII is any information about an individual which can be used to distinguish or trace an individual’s identity. Some information that is considered to be PII is available in public sources such as telephone books, public websites, university listings, etc. This type of information is considered to be Public PII and includes, for example, first and last name, address, work telephone number, e-mail address, home telephone number, and general educational credentials. In contrast,

Protected PII is defined as an individual’s first name or first initial and last name in combination with any one or more of types of information, including, but not limited to, social security number, passport number, credit card numbers, clearances, bank numbers, biometrics, date and place of birth, mother’s maiden name, criminal, medical and financial records, educational transcripts, etc.

Conference Papers/Proceedings

Content: The recipient must submit a copy of any conference papers/proceedings, with the following information: (1) Name of conference; (2) Location of conference; (3) Date of conference; and (4) Conference sponsor.

Electronic Submission. Scientific/technical conference paper/proceedings must be submitted electronically via the DOE Energy Link System (E-Link) at http://www.osti.gov/elink-2413. Non-scientific/technical conference papers/proceedings must be sent to the URL listed on the Reporting Checklist.

Electronic Format. Conference papers/proceedings must be submitted in the ADOBE PORTABLE DOCUMENT FORMAT (PDF) and be one integrated PDF file that contains all text, tables, diagrams, photographs, schematic, graphs, and charts.

Submittal Form. Scientific/technical conference papers/proceedings must be accompanied by a completed DOE Form 241.3. The form and instructions are available on E-Link at http://www.osti.gov/elink-2413. This form is not required for non-scientific or non-technical conference papers or proceedings.

Software/Manual _ Not applicable to this award.

Content. Unless otherwise specified in the award, the following must be delivered: source code, the executable object code and the minimum support documentation needed by a competent user to understand and use the software and to be able to modify the software in subsequent development efforts.

Electronic Submission. Submissions may be submitted electronically via the DOE Energy Link System (E-Link) at http://www.osti.gov/estsc/241-4pre.jsp. They may also be submitted via regular mail to:

Energy Science and Technology Software Center

P.O. Box 1020

Oak Ridge, TN 37831

Submittal Form. Each software deliverable and its manual must be accompanied by a completed DOE Form 241.4 “Announcement of U.S. Department of Energy Computer Software.” The form and instructions are available on E-Link at http://www.osti.gov/estsc/241-4pre.jsp.

C.	FINANCIAL REPORTING

Recipients must complete the SF-425 as identified on the Reporting Checklist in accordance with the report instructions. A fillable version of the form is available at http://www.whitehouse.gov/omb/grants/grants_forms.aspx.

D.	CLOSEOUT REPORTS

Final Invention and Patent Report—Not applicable to this award.

The recipient must provide a DOE Form 2050.11, “PATENT CERTIFICATION.” This form is available at http://www.directives.doe.gov/pdfs/forms/2050-11.pdf and http://management.energy.gov/business_doe/business_forms.htm.

Property Certification

The recipient must provide the Property Certification, including the required inventories of non-exempt property, located at http://management.energy.gov/business_doe/business_forms.htm.

E.	OTHER REPORTING

Annual Indirect Cost Proposal and Reconciliation

Requirement. In accordance with the applicable cost principles, the recipient must submit an annual indirect cost proposal, reconciled to its financial statements, within six months after the close of the fiscal year, unless the award is based on a predetermined or fixed indirect rate(s), or a fixed amount for indirect or facilities and administration (F&A) costs.

Cognizant Agency. The recipient must submit its annual indirect cost proposal directly to the cognizant agency for negotiating and approving indirect costs.

Annual Inventory of Federally Owned Property

Requirement. If at any time during the award the recipient is provided Government-furnished property or acquires property with project funds and the award specifies that the property vests in the Federal Government (i.e. federally owned property), the recipient must submit an annual inventory of this property no later than October 30th of each calendar year, to cover an annual reporting period ending on the preceding September 30th.

Content of Inventory. The inventory must include a description of the property, tag number, acquisition date, location of property, and acquisition cost, if purchased with project funds. The report must list all federally owned property, including property located at subcontractor’s facilities or other locations.

Attachment C

Intellectual Property Provisions

Nonresearch and Development

For all recipient organizations, the following intellectual property provisions shall apply:

(a)	Recipients may copyright any work that is subject to copyright and was developed under an award. DOE reserves a royalty-free, nonexclusive and irrevocable right to reproduce, publish or otherwise use the work for Federal purposes and to authorize others to do so.

(b)	The DOE has the right to: (1) obtain, reproduce, publish or otherwise use the data first produced under an award; and (2) authorize others to receive, reproduce, publish or otherwise use such data for Federal purposes.

Nonprofit organizations are additionally subject to the intellectual property requirements set forth at 10 CFR 600.136(d).

For certain “impact metrics” data which Recipients are required to report pursuant to Attachment B, Federal Assistance Reporting Checklist, Section 5.B (Special Instructions - Other Reporting, Reporting Requirements for Metrics and Benefits), Recipients may mark such data, as set forth below, as “Commercially Valuable Smart Grid Data”, and shall deliver such data to the National Renewable Energy Laboratory (NREL), and not to DOE.

COMMERCIALLY VALUABLE SMART GRID DATA

Recipient agrees to deliver to the National Renewable Energy Laboratory (NREL) all “impact metrics” data as described in the Guidebook for ARRA Smart Grid Program Metrics and Benefits, dated Dec. 7, 2009, as amended from time to time, to be submitted by the Recipient in accordance with its Metrics and Benefits Reporting Plan as required pursuant to Attachment B, Federal Assistance Reporting Checklist, Section 5.B (Special Instructions—Other Reporting, Reporting Requirements for Metrics and Benefits), of this agreement.

Based on information identified above that has been and will be provided by Recipient, the parties agree that the data required to be delivered to NREL under this clause has commercial value and its disclosure would cause competitive harm to the commercial value or use of the data.

In accordance with 10 C.F.R. 1004.3(e), Recipient shall mark any such data to be delivered to NREL with the following legend:

“Commercially Valuable Smart Grid Technical Data and Information. Withhold from Disclosure under 10 C.F.R. 1004.3(e). The use of this data by NREL is governed by the provisions of the DOE grant. Unless compelled by a court of competent jurisdiction, there may be no public release of this data to the public without the written consent of the Recipient and DOE. Aggregate data that does not identify company-specific impact metric information may be released as set forth in the grant.”

Other information required to be delivered, but not covered under this Commercially Valuable Smart Grid Data clause, shall be delivered in accordance with Attachment B, Federal Assistance Reporting Checklist and Instructions, to this agreement.

NATIONAL POLICY ASSURANCES TO BE INCORPORATED AS AWARD TERMS

(August 2008)

To the extent that a term does not apply to a particular type of activity or award, it is self-deleting.

I. Nondiscrimination Policies

You must comply with applicable provisions of the following national policies prohibiting discrimination:

1 On the basis of race, color, or national origin, in Title VI of the Civil Rights Act of 1964 (42 U.S.C. 2000d et seq.), as implemented by DOE regulations at 10 CFR part 1040;

2 On the basis of sex or blindness, in Title IX of the Education Amendments of 1972 (20 U.S.C. 1681 et seq.), as implemented by DOE regulations at 10 CFR parts 1041 and 1042;

3 On the basis of age, in the Age Discrimination Act of 1975 (42 U.S.C.6101 et seq.), as implemented by Department of Health and Human Services regulations at 45 CFR part 90 and DOE regulations at 10 CFR part 1040;

4 On the basis of disability, in Section 504 of the Rehabilitation Act of 1973 (29 U.S.C. 794), as implemented by Department of Justice regulations at 28 CFR part 41 and DOE regulations at 10 CFR part 1041;

5 On the basis of race, color, national origin, religion, disability, familial status, and sex under Title VIII of the Civil Rights Act (42 U.S.C. 3601 et seq.) as implemented by the Department of Housing and Urban Development at 24 CFR part 100; and

6 On the basis of disability in the Architectural Barriers Act of 1968(42 U.S.C. 4151 et seq.) for the design, construction, and alteration of buildings and facilities financed with Federal funds.

II. Environmental Policies

You must:

1 Comply with applicable provisions of the Clean Air Act (42 U.S.C.7401, et. seq.) and Clean Water Act (33 U.S.C. 1251, et. seq.), as implemented by Executive Order 11738 [3 CFR, 1971-1975 Comp., p. 799] and Environmental Protection Agency rules at 40 CFR part 32, Subpart J.

2 Immediately identify to us, as the awarding agency, any potential impact that you find this award may have on:

a. The quality of the human environment, including wetlands, and provide any help we may need to comply with the National Environmental Policy Act (NEPA, at 42 U.S.C. 4321 et. seq.) and assist us to prepare Environmental Impact Statements or other environmental documentation. In such cases, you may take no action that will have an adverse environmental impact (e.g., physical disturbance of a site such as breaking of ground) or limit the choice of reasonable alternatives until we provide written notification of Federal compliance with NEPA, as implemented by DOE at 10 CFR part 1021.

b. Flood-prone areas, and provide any help we may need to comply with the National Flood Insurance Act of 1968 and Flood Disaster Protection Act of 1973 (42 U.S.C. 4001 et. seq.), which require flood insurance, when available, for Federally assisted construction or acquisition in flood-prone areas, as implemented by DOE at 10 CFR part 1022.

c. Use of land and water resources of coastal zones, and provide any help we may need to comply with the Coastal Zone Management Act of 1972(16 U.S.C. 1451, et. seq.).

d. Coastal barriers along the Atlantic and Gulf coasts and Great Lakes’ shores, and provide help we may need to comply with the Coastal Barriers Resource Act (16 U.S.C. 3501 et. seq.), concerning preservation of barrier resources.

e. Any existing or proposed component of the National Wild and Scenic Rivers system, and provide any help we may need to comply with the Wild and Scenic Rivers Act of 1968 (16 U.S.C. 1271 et seq.).

f. Underground sources of drinking water in areas that have an aquifer that is the sole or principal drinking water source, and provide any help we may need to comply with the Safe Drinking Water Act(42 U.S.C. 300h-3).

3 Comply with applicable provisions of the Lead-Based Paint Poisoning Prevention Act (42 U.S.C. 4821-4846), as implemented by the Department of Housing and Urban Development at 24 CFR part 35. The requirements concern lead-based paint in housing owned by the Federal Government or receiving Federal assistance.

4 Comply with section 6002 of the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. 6962), and implementing regulations of the Environmental Protection Agency, 40 CFR Part 247, which require the purchase of recycled products by States or political subdivision of States.

III. Live Organisms

1 Human research subjects. You must protect the rights and welfare of individuals that participate as human subjects in research under this award in accordance with the Common Federal Policy for the Protection of Human Subjects (45 CFR part 46), as implemented by DOE at 10 CFR part 745.

2 Animals and plants.

a. You must comply with applicable provisions of Department of Agriculture rules at 9 CFR parts 1-4 that implement the Laboratory Animal Welfare Act of 1966 (7 U.S.C. 2131-2156) and provide for humane transportation, handling, care, and treatment of animals used in research, experimentation, or testing under this award.

b. You must follow the guidelines in the National Academy of Sciences(NAS) Publication “Guide for the Care and Use of Laboratory Animals”(1996, which may be found currently at http://www.nap.edu/readingroom/books/labrats/) and comply with the Public Health Service Policy and Government principles Regarding the Care and use of animals (included as Appendix D to the NAS Guide).

c. You must immediately identify to us, as the awarding agency, any potential impact that you find this award may have on endangered species, as defined by the Endangered Species Act of 1973, as amended (“the Act,” 16 U.S.C. 1531-1543), and implementing regulations of the Departments of the Interior (50 CFR parts 10-24) and Commerce (50 CFR parts 217-227). You also must provide any help we may need to comply with 16 U.S.C. 1536(a)(2). This is not in lieu of responsibilities you have to comply with provisions of the Act that apply directly to you as a U.S. entity, independent of receiving this award.

IV. Other National Policies

1 Debarment and suspension. You must comply with requirements regarding debarment and suspension in Subpart C of 2 CFR parts 180 and 901.

2 Drug-free workplace. You must comply with drug-free workplace requirements in Subpart B of 10 CFR part 607, which implements sec. 5151-5160 of the Drug-Free Workplace Act of 1988 (Pub. L. 100-690, Title V, Subtitle D; 41 U.S.C. 701, et seq.).

3 Lobbying.

a. You must comply with the restrictions on lobbying in 31 U.S.C.1352, as implemented by DOE at 10 CFR part 601, and submit all disclosures required by that statute and regulation.

b. If you are a nonprofit organization described in section 501(c)(4) of title 26, United States Code (the Internal Revenue Code of 1968), you may not engage in lobbying activities as defined in the Lobbying Disclosure Act of 1995 (2 U.S.C., Chapter 26). If we determine that you have engaged in lobbying activities, we will cease all payments to you under this and other awards and terminate the awards unilaterally for material failure to comply with the award terms and conditions. By submitting an application and accepting funds under this agreement, you assure that you are not an organization described in section 501(c)(4) that has engaged in any lobbying activities described in the Lobbying Disclosure Act of 1995 (2 U.S.C. 1611).

c. You must comply with the prohibition in 18 U.S.C. 1913 on the use of Federal funds, absent express Congressional authorization, to pay directly or indirectly for any service, advertisement or other written matter, telephone communication, or other device intended to influence at any time a Member of Congress or official of any government concerning any legislation, law, policy, appropriation, or ratification.

4. Officials not to benefit. You must comply with the requirement that no member of Congress shall be admitted to any share or part of this agreement, or to any benefit arising from it, in accordance with 41U.S.C. 22.

5 Hatch Act. If applicable, you must comply with the provisions of the Hatch Act (5 U.S.C. 1501-1508 and 7324-7326), as implemented by the Office of Personnel Management at 5 CFR part 151, which limits political activity of employees or officers of State or local governments whose employment is connected to an activity financed in whole or part with Federal funds.

6 Native American graves protection and repatriation. If you control or possess Native American remains and associated funerary objects, you must comply with the requirements of 43 CFR part 10, the Department of the Interior implementation of the Native American Graves Protection and Repatriation Act of 1990 (25 U.S.C., chapter 32).

7 Fly America Act. You must comply with the International Air Transportation Fair Competitive Practices Act of 1974 (49 U.S.C. 40118), commonly referred to as the “Fly America Act,” and implementing regulations at 41 CFR 301-10.131 through 301-10.143. The law and regulations require air transport of people or property to, from, between or within a country other than the United States, the cost of which is supported under this award, to be performed by or under a cost-sharing arrangement with a U.S. flag carrier, if service is available.

8. Use of United States-flag vessels.

a. Pursuant to Pub. L. 664 (43 U.S.C. 1241(b)), at least 50 percent of any equipment, materials or commodities procured, contracted for or otherwise obtained with funds under this award, and which may be transported by ocean vessel, must be transported on privately owned United States-flag commercial vessels, if available.

b. Within 20 days following the date of loading for shipments originating within the United States or within 30 working days following the date of loading for shipments originating outside the United States, a legible copy of a rated, “on-board” commercial ocean bill-of-lading in English for each shipment of cargo described in paragraph 9.a of this section shall be furnished to both our award administrator (through you in the case of your contractor’s bill-of-lading) and to the Division of National Cargo, Office of Market Development, Maritime Administration, Washington, DC 20590.

9 Research misconduct. You must comply with the government-wide policy on research misconduct issued by the Office of Science and Technology Policy (available in the Federal Register at 65 FR 76260, December 6,2000, or on the Internet at www.ostp.gov), as implemented by DOE at 10 CFR part 733 and 10 CFR 600.31.

10 Requirements for an Institution of Higher Education Concerning Military recruiters and Reserve Officers Training Corps (ROTC).

a. As a condition for receiving funds under an award by the National Nuclear Security Administration of the Department of Energy, you agree that you are not an institution of higher education that has a policy or practice placing any of the restrictions specified in 10 U.S.C. 983. as implemented by 32 CFR part 216, on:

i. Maintenance, establishment, or operation of Senior ROTC units, or student participation in those units; or

ii. Military recruiters’ access to campuses, students on campuses, or information about students.

b. If you are determined, using the procedures in 32 CFR part 216, to be such an institution of higher education during the period of performance of this award, we:

i. Will cease all payments to you of funds under this award and all other awards subject to the requirements in 32 CFR part 216; and

ii. May suspend or terminate those awards unilaterally for material failure to comply with the award terms and conditions.

11. Historic preservation. You must identify to us any: a. Any property listed or eligible for listing on the National Register of Historic Places that will be affected by this award, and provide any help we may need, with respect to this award, to comply with Section 106 of the National Historic Preservation Act of 1966 (16 U.S.C. 470f), as implemented by the Advisory Council on Historic Preservation regulations at 36 CFR part 800 and Executive Order 11593, “Identification and Protection of Historic Properties,” [3 CFR, 1971-1975 Comp., p. 559].

b. Potential under this award for irreparable loss or destruction of significant scientific, prehistorical, historical, or archeological data, and provide any help we may need, with respect to this award, to comply with the Archaeological and Historic Preservation Act of 1974 (16 U.S.C.469a-1, et seq.).

12 Relocation and real property acquisition. You must comply with applicable provisions of 49 CFR part 24, which implements the Uniform Relocation Assistance and Real Property Acquisition Policies Act of 1970(42 U.S.C. 4601, et seq.) and provides for fair and equitable treatment of persons displaced by federally assisted programs or persons whose property is acquired as a result of such programs.

13 Confidentiality of patient records. You must keep confidential any records that you maintain of the identity, diagnosis, prognosis, or treatment of any patient in connection with any program or activity relating to substance abuse education, prevention, training, treatment, or rehabilitation that is assisted directly or indirectly under this award, in accordance with 42 U.S.C. 290dd-2.

14 Constitution Day. You must comply with Public Law 108-447, Div. J, Title I, Sec. 111 (36 U.S.C. 106 note), which requires each educational institution receiving Federal funds in a Federal fiscal year to hold an educational program on the United States Constitution on September 17thduring that year for the students served by the educational institution.

15 Trafficking in Persons

a. Provisions applicable to a recipient that is a private entity.

1.	You as the recipient, your employees, subrecipients under this award, and subrecipients' employees may not—

i.	Engage in severe forms of trafficking in persons during the period of time that the award is in effect;

ii.	Procure a commercial sex act during the period of time that the award is in effect; or

iii.	Use forced labor in the performance of the award or subawards under the award.

2.	We as the Federal awarding agency may unilaterally terminate this award, without penalty, if you or a subrecipient that is a private entity—

i.	Is determined to have violated a prohibition in paragraph a.1 of this award term; or

ii.	Has an employee who is determined by the agency official authorized to terminate the award to have violated a prohibition in paragraph a.1 of this award term through conduct that is either—

A.	Associated with performance under this award; or

B.	Imputed to you or the subrecipient using the standards and due process for imputing the conduct of an individual to an organization that are provided in 2 CFR part 180, “OMB Guidelines to Agencies on Governmentwide Debarment and Suspension (Nonprocurement),” as implemented by our agency at 2 CFR part 901.

b. Provision applicable to a recipient other than a private entity. We as the Federal awarding agency may unilaterally terminate this award, without penalty, if a subrecipient that is a private entity—

1.	Is determined to have violated an applicable prohibition in paragraph a.1 of this award term; or

2.	Has an employee who is determined by the agency official authorized to terminate the award to have violated an applicable prohibition in paragraph a.1 of this award term through conduct that is either—

i.	Associated with performance under this award; or

ii.	Imputed to the subrecipient using the standards and due process for imputing the conduct of an individual to an organization that are provided in 2 CFR part 180, “OMB Guidelines to Agencies on Governmentwide Debarment and Suspension (Nonprocurement),” as implemented by our agency at 2 CFR part 901.

c. Provisions applicable to any recipient.

1.	You must inform us immediately of any information you receive from any source alleging a violation of a prohibition in paragraph a.1 of this award term.

2.	Our right to terminate unilaterally that is described in paragraph a.2 or b. of this section:

i.	Implements section 106(g) of the Trafficking Victims Protection Act of 2000 (TVPA), as amended (22 U.S.C. 7104(g)), and

ii.	Is in addition to all other remedies for noncompliance that are available to us under this award.

3.	You must include the requirements of paragraph a.1 of this award term in any subaward you make to a private entity.

d. Definitions. For purposes of this award term:

1.	“Employee” means either:

i.	An individual employed by you or a subrecipient who is engaged in the performance of the project or program under this award; or

ii.	Another person engaged in the performance of the project or program under this award and not compensated by you including, but not limited to, a volunteer or individual whose services are contributed by a third party as an in-kind contribution toward cost sharing or matching requirements.

2.	“Forced labor” means labor obtained by any of the following methods: the recruitment, harboring, transportation, provision, or obtaining of a person for labor or services, through the use of force, fraud, or coercion for the purpose of subjection to involuntary servitude, peonage, debt bondage, or slavery.

3.	“Private entity”:

i.	Means any entity other than a State, local government, Indian tribe, or foreign public entity, as those terms are defined in 2 CFR 175.25.

ii.	Includes:

A.	A nonprofit organization, including any nonprofit institution of higher education, hospital, or tribal organization other than one included in the definition of Indian tribe at 2 CFR 175.25(b).

B.	A for-profit organization.

4.	“Severe forms of trafficking in persons,” “commercial sex act,” and “coercion” have the meanings given at section 103 of the TVPA, as amended (22 U.S.C. 7102).

V. National Policy Requirements for Subawards.

Recipient responsibility. You must include in any subaward you make under this award the requirements of the national policy requirements in Sections I through IV of this document that apply, based on the type of subawardee organization and situation.

Attachment E

Statement Of Project Objectives (SOPO):

TITLE OF WORK TO BE PERFORMED

SMART FUTURE GREATER PHILADELPHIA (SFGP)

A. Project Objectives

The objective of this project is to support the goal of the Smart Grid Investment Grant Funding Opportunity Announcement which is to accelerate the modernization of the nation’s electric transmission, distribution, and delivery systems, and promote investments in smart grid technologies which increase flexibility, functionality, interoperability, cyber security, situational awareness and operational efficiency. An additional goal is to collect information from customers, distributors, and generators to understand how smart grid technologies may lead to reductions in demands and costs, increases energy efficiency, optimally allocates and matches demand and resources to meet that demand, and increases the reliability of the grid. The social benefits of a smart grid and energy storage technologies are reduced emissions, lower costs, increased reliability, greater security and flexibility to accommodate new energy technologies, including renewable, intermittent and distributed sources.

B. Project Scope (Scope of Work)

The Scope of Work is in accordance with the Recipient’s application submitted in response to the Smart Grid Investment Grant Program Funding Opportunity Announcement.

C. Tasks to be Performed

Tasks to be performed under this agreement are comprised of the actions and activities described in the Recipients proposal and the deliverables and reports defined elsewhere in the agreement